                                                                  EXHIBIT 10.24

                                                                 EXECUTION COPY





                  METABOLIC DISORDER COLLABORATION AGREEMENT


                                By and Between


                               BAYER CORPORATION


                                      and


                             CURAGEN CORPORATION.



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

                               TABLE OF CONTENTS

                                                                                                      Page
ARTICLE I DEFINITIONS................................................................................   1
-----------------------
      Section 1.1        Definitions.................................................................   1
      -----------        -----------
      Section 1.2        Additional Definitions......................................................  13
      -----------        ----------------------
ARTICLE II METABOLIC PROGRAM; RESEARCH PLAN..........................................................  14
-------------------------------------------
      Section 2.1        Research Plan...............................................................  14
      -----------        -------------
      Section 2.2        Metabolic Program - General.................................................  14
      -----------        ---------------------------
      Section 2.3        Technology Access...........................................................  16
      -----------        -----------------
      Section 2.4        Management of Metabolic Program.............................................  16
      -----------        -------------------------------
      Section 2.5        Qualified Target Production Phase...........................................  19
      -----------        ---------------------------------
      Section 2.6        Target Screening Phase......................................................  21
      -----------        ----------------------
      Section 2.7        Strategic Project Phase.....................................................  22
      -----------        -----------------------
      Section 2.8        Pre-Clinical Development Phase..............................................  22
      -----------        ------------------------------
      Section 2.9        Clinical Development Phase..................................................  23
      -----------        --------------------------
      Section 2.10       Commercialization Phase.....................................................  23
      ------------       -----------------------
ARTICLE III BAYER AND CURAGEN RIGHTS AND OBLIGATIONS.................................................  23
-----------------------------------------------------
      Section 3.1        License Grant with Respect to CuraGen Know-How and CuraGen Patent Rights....  23
      -----------        ------------------------------------------------------------------------
      Section 3.2        License Grant with Respect to Bayer Know-How and Bayer Patent Rights........  24
      -----------        --------------------------------------------------------------------
      Section 3.3        Use of Configured Assays....................................................  24
      -----------        ------------------------
      Section 3.4        Retained Rights; Ownership..................................................  24
      -----------        --------------------------
      Section 3.5        CuraGen Co-Promotion Rights.................................................  24
      -----------        ---------------------------
      Section 3.6        Ownership Rights............................................................  25
      -----------        ----------------
      Section 3.7        CuraGen Reversionary Rights.................................................  25
      -----------        ---------------------------
ARTICLE IV FINANCIAL PROVISIONS......................................................................  26
-------------------------------
      Section 4.1        Costs of Metabolic Program..................................................  26
      -----------        --------------------------
      Section 4.2        Royalty Payments; Operating Income..........................................  28
      -----------        ----------------------------------
      Section 4.3        Income Statement Reports....................................................  31
      -----------        ------------------------
      Section 4.4        Royalty Reports.............................................................  32
      -----------        ---------------
      Section 4.5        Accounting..................................................................  32
      -----------        ----------
      Section 4.6        Currency and Method of Payments.............................................  33
      -----------        -------------------------------
      Section 4.7        Tax Withholding.............................................................  33
      -----------        ---------------
      Section 4.8        Blocked Payments............................................................  33
      -----------        ----------------
      Section 4.9        Compassionate Use...........................................................  33
      -----------        -----------------
      Section 4.10       Accounting Terms............................................................  33
      ------------       ----------------

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

ARTICLE V INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS............................  34
-------------------------------------------------------------------------
      Section 5.1        Ownership...................................................................  34
      -----------        ---------
      Section 5.2        Prosecution and Maintenance of Patent Rights................................  34
      -----------        --------------------------------------------
      Section 5.3        Cooperation.................................................................  35
      -----------        -----------
      Section 5.4        Third Party Infringement....................................................  35
      -----------        ------------------------
      Section 5.5        Third Party Intellectual Property...........................................  36
      -----------        ---------------------------------
ARTICLE VI CONFIDENTIALITY...........................................................................  37
--------------------------
      Section 6.1        Confidential Information....................................................  37
      -----------        ------------------------
      Section 6.2        Employee and Advisor Obligations............................................  37
      -----------        --------------------------------
      Section 6.3        Term........................................................................  38
      -----------        ----
      Section 6.4        Publications................................................................  38
      -----------        ------------
ARTICLE VII REPRESENTATIONS AND WARRANTIES...........................................................  38
------------------------------------------
      Section 7.1        Due Organization............................................................  38
      -----------        ----------------
      Section 7.2        Consents....................................................................  38
      -----------        --------
      Section 7.3        Execution, Delivery and Performance.........................................  38
      -----------        -----------------------------------
      Section 7.4        Legal, Valid and Binding Obligation.........................................  39
      -----------        -----------------------------------
      Section 7.5        No Conflict.................................................................  39
      -----------        -----------
      Section 7.6        Employee Obligations........................................................  39
      -----------        --------------------
      Section 7.7        CuraGen Intellectual Property...............................................  39
      -----------        -----------------------------
      Section 7.8        Bayer Intellectual Property.................................................  41
      -----------        ---------------------------
      Section 7.9        Contracts...................................................................  42
      -----------        ---------
      Section 7.10       No Material Admissions......................................................  42
      ------------       ----------------------
      Section 7.11       No Warranties...............................................................  42
      ------------       -------------
      Section 7.12       Survival....................................................................  42
      ------------       --------
ARTICLE VIII COVENANTS...............................................................................  43
-----------------------
      Section 8.1        No New Restrictions - CuraGen...............................................  43
      -----------        -----------------------------
      Section 8.2        Exclusivity - CuraGen.......................................................  43
      -----------        ---------------------
      Section 8.3        No Restrictions on Screening - Bayer........................................  43
      -----------        ------------------------------------
      Section 8.4        Partnership for Tax Purposes................................................  43
      -----------        ----------------------------
ARTICLE IX TERM AND TERMINATION......................................................................  43
-------------------------------
      Section 9.1        Term of the Agreement.......................................................  43
      -----------        ---------------------
      Section 9.2        Termination For Material Breach.............................................  44
      -----------        -------------------------------
      Section 9.3        Termination Upon Change of Control..........................................  44
      -----------        ----------------------------------
      Section 9.4        No Effectiveness Upon HSR Denial or Termination of Stock Purchase Agreement.  44
      -----------        ---------------------------------------------------------------------------
      Section 9.5        Effect of Termination.......................................................  44
      -----------        ---------------------
      Section 9.6        Survival....................................................................  46
      -----------        --------

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

ARTICLE X DISPUTE RESOLUTION.........................................................................  46
----------------------------
      Section 10.1       General.....................................................................  46
      ------------       -------
      Section 10.2       Independent Experts.........................................................  46
      ------------       -------------------
      Section 10.3       SUBMISSION TO JURISDICTION; SELECTION OF A FORUM; WAIVER OF TRIAL BY JURY...  46
      ------------       -------------------------------------------------------------------------
      Section 10.4       Limitations of Remedies; Remedies Cumulative................................  47
      ------------       --------------------------------------------
      Section 10.5       Specific Performance........................................................  47
      ------------       --------------------
ARTICLE XI MISCELLANEOUS PROVISIONS..................................................................  48
-----------------------------------
      Section 11.1       Product Liability Indemnification...........................................  48
      ------------       ---------------------------------
      Section 11.2       Section 365(n) of the Bankruptcy Code.......................................  48
      ------------       -------------------------------------
      Section 11.3       Governing Law...............................................................  49
      ------------       -------------
      Section 11.4       Assignment..................................................................  49
      ------------       ----------
      Section 11.5       Amendments..................................................................  49
      ------------       ----------
      Section 11.6       Notices.....................................................................  49
      ------------       -------
      Section 11.7       Exports.....................................................................  50
      ------------       -------
      Section 11.8       Force Majeure...............................................................  50
      ------------       -------------
      Section 11.9       Public Announcements........................................................  51
      ------------       --------------------
      Section 11.10      Independent Contractors.....................................................  51
      -------------      -----------------------
      Section 11.11      No Strict Construction......................................................  51
      -------------      ----------------------
      Section 11.12      Headings....................................................................  51
      -------------      --------
      Section 11.13      No Implied Waivers; Rights Cumulative.......................................  52
      -------------      -------------------------------------
      Section 11.14      Severability................................................................  52
      -------------      ------------
      Section 11.15      Execution in Counterparts...................................................  52
      -------------      -------------------------
      Section 11.16      HSR Filing..................................................................  52
      -------------      ----------

EXHIBITS
--------

Exhibit A   Bayer's Development Manual
Exhibit B   Bayer's procedures for the Global Development Project Team
Exhibit C   Research Plan
Exhibit D   Bayer's Strategic Project Manual
Exhibit E  CuraGen's technology access licenses


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

                   METABOLIC DISORDER COLLABORATION AGREEMENT



     THIS METABOLIC DISORDER COLLABORATION AGREEMENT (the "Agreement"), dated this 12th day of January, 2001 (the "Execution Date"), is by and between Bayer Corporation, a corporation organized and existing under the laws of the State of Indiana and having an office at 400 Morgan Lane, West Haven, Connecticut 06516-4175 ("Bayer"), which is a wholly-owned subsidiary of Bayer AG, a corporation organized and existing under the laws of Germany and having its principal office at D 51368 Leverkusen, Germany ("Bayer AG"), and CuraGen Corporation, a corporation organized and existing under the laws of the State of Delaware and having its principal office at 555 Long Wharf Drive, 11th floor, New Haven, Connecticut 06511 ("CuraGen").

                                  INTRODUCTION
                                  ------------

     1.  CuraGen is engaged in the business of target discovery.

     2. Bayer is in the business of discovering, developing and marketing pharmaceuticals.

     3. Bayer AG and CuraGen are parties to that certain Pharmacogenomics Agreement ("Pharmacogenomics Agreement") of even date herewith to collaborate on toxicogenomic and pharmacogenomic services for use in (a) the identification of gene-based toxicity markers, development and operation of the toxicity assays, the generation and maintenance of databases related to the impact of small molecules on toxicity markers and toxicity marker association with specific histopathologies, prediction of relative toxicity of Compounds; and (b) gene expression profiling of animal and human cells in the presence of Compounds to assess and predict their pharmacological effectiveness.

     4. Bayer AG and CuraGen are parties to that certain Stock Purchase Agreement of even date herewith wherein Bayer AG has agreed to make an $85 million dollar equity investment in CuraGen.

     5. Bayer and CuraGen are interested in collaborating in the discovery and development of targets and assays to identify, develop and commercialize small molecule drugs for the treatment of metabolic disorders.

     NOW, THEREFORE, CuraGen and Bayer agree as follows:

                                   Article I
                                   ---------
                                  Definitions
                                  -----------

     Section 1.1  Definitions.
                  -----------
When used in this Agreement, each of the following terms shall have the meanings set forth in this Section 1.1:


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

"Affiliate" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, comes into control by during the Term, or is under common control with a Party. For purposes of this definition, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

"Annual Sales Volume" means total worldwide Net Sales of a Metabolic Program Drug during a Contract Year.

"Bayer Know-How" means Know-How owned or otherwise controlled by Bayer or its Affiliates, and in which Bayer or an Affiliate has a licensable or sublicensable interest and which Bayer or an Affiliate can license to CuraGen, relating to (a) Bayer's generic toxicogenomic database; (b) Bayer's drug discovery programs and
(c) Bayer's drug development program.

"Bayer Patent Rights" means a Patent Right owned or otherwise controlled by Bayer or an Affiliate (singly or jointly with CuraGen) in which Bayer or an Affiliate has a licensable or sublicensable interest and which Bayer or an Affiliate can license to CuraGen, covering an invention that is part of the Bayer Know-How.

"CFA" or "Collaborative Focus Area" means metabolic disorders, primarily obesity and Type 2 diabetes.

"Change of Control" means (a) a merger or consolidation of a Party which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least forty percent (40%) of the combined voting power of the surviving entity immediately after such merger or consolidation; (b) the sale of all or substantially all of the assets of a Party (including a sale by Bayer or Bayer AG of all or substantially all of the assets consisting of Bayer's metabolic business); or (c) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), together with any of such persons "affiliates" or "associates", as such terms are used in the Exchange Act, becoming the beneficial owner of forty percent (40%) or more of the combined voting power of the outstanding securities of a Party (other than such Party, any trustee or other fiduciary holding securities under an employee benefit plan of such Party or any corporation owned directly or indirectly by the stockholders of such Party in substantially the same proportion as their ownership of stock of such Party). For purposes of this definition only, "Party" shall mean either CuraGen or Bayer AG.

"Claim" means either: (a) a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or
(b) a claim of a pending patent application which claim was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the





Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

possibility of appeal or refiling of the application; provided, however, that such patent application shall not have been pending for more than five (5) years unless it is the subject of an interference or its prosecution has been stayed or suspended for reasons that are beyond the control of the owner of the patent application containing such claim.

"Clinical Development Phase" means Phase I, Phase II, Phase III, NDA Phase and Registration Phase.

"Combination Product" means any pharmaceutical product which comprises the Metabolic Program Drug and other compounds having independent therapeutic activity.

"Commercialization Phase" means the phase subsequent to a Development Compound's initial NDA Approval.

"Compound" means a compound which interacts with a Qualified Target.

"Confidential Information" means all materials, Know-How or other information, including, without limitation, proprietary information and materials (whether or not patentable) regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, trade secret or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing to the contrary, materials, Know-How or other information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party (a) if the disclosing Party, within thirty
(30) days after such disclosure, delivers to the other Party a written document or documents describing the materials, Know-How or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, or (b) such information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the Parties pursuant to this Agreement.

"Configured Assay" means an assay embodying or based upon a QT that [____________________________________________], as further defined in the
Research Plan.

"Contract Quarter" means the period beginning on the Effective Date and ending on March 31, 2001, and each succeeding calendar quarter thereafter during the Term.

"Contract Year" means the period beginning on the Effective Date and ending on December 31, 2001 ("Contract Year 1"), and each succeeding twelve (12) month period thereafter during the Term (referred to as the "Contract Year 2", "Contract Year 3", etc.).

"Cost of Goods Sold" means the costs which are incurred by a Party or its Affiliates attributable to the manufacture of a Metabolic Program Drug determined in a manner consistent with the Commercialization Annual Budget prepared by Bayer. Cost of Goods Sold shall exclude Development Costs, Marketing Costs and Selling Costs.




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

"Cost of Net Capital Invested" means the Net Capital Invested calculated at the end of a Contract Quarter (i) divided by four (4) and (ii) multiplied by [_________________________________].

"CuraGen Know-How" means Know-How owned or otherwise controlled by CuraGen or an Affiliate, and in which CuraGen has a licensable or sublicensable interest and which CuraGen or an Affiliate can license to Bayer, relating to (a) a QT, (b) the use of a QT to discover and develop Metabolic Program Drugs, and (c) the treatment of diseases and/or conditions with Metabolic Program Drugs that interact with a QT.

"CuraGen Patent Rights" means a Patent Right owned or otherwise controlled by CuraGen or an Affiliate (singly or jointly with Bayer), and in which CuraGen or an Affiliate has a licensable or sublicensable interest, covering an invention that is part of the CuraGen Know-How.

"CuraTools" means the suite of bioinformatics algorithms available in GeneScape for genomic analysis.

"Designated Scientific Issue" means the following issues: whether (a) a Target Candidate has met the criteria to qualify as a QT, including, but not limited to, [_________________________________]; and (b) a QT is [____________________].
Notwithstanding the foregoing, it is hereby agreed that Designated Scientific Issues shall not include any matters explicitly left to the discretion, consent or approval of Bayer under this Agreement.

"Development Candidate" means a Compound designated by Bayer
[_____________________].

"Development Compound" means a Compound which is in the Pre-Clinical Development Phase or Clinical Development Phase.

"Development Costs" means the costs incurred by a Party (or for its account by an Affiliate or a Third Party) which are generally consistent with the Development Annual Budget prepared by Bayer and are specifically attributable to the development of a Development Compound. Development Costs shall include, without limitation, (a) the cost of pre-clinical and clinical studies, [_______________________________________________________________], (b) all
direct labor, benefits and payroll taxes and direct operating costs and supplies (i.e. reagents) as well as appropriate allocations of supervisory, bioinformatics and engineering labor, benefits and payroll taxes; facility rental (or depreciation) and operating costs (i.e. electricity, heating, maintenance, property taxes and insurance); capital equipment rental or depreciation and maintenance costs; license fees, database subscription charges and royalties; external grants and internal costs for monitoring; and registration costs, all to the extent attributable to the development of a Development Compound and (c) all costs incurred for marketing purposes of a Development Compound prior to NDA Approval.

"Development Manual" means Bayer's procedures for developing Development Compounds attached hereto as Exhibit A, as the same may be amended or supplemented by Bayer from time to time.





Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

"DOJ" means the United States Department of Justice.

"DP" or "Decision Point" means as follows:

 .  [______________________________________________________________________].
 .  [______________________________________________________________________].
 .  [______________________________________________________________________].
 .  [______________________________________________________________________].
 .  [______________________________________________________________________].

"Effective Date" means the later of the HSR Clearance Date and the Closing Date as defined in the Stock Purchase Agreement.

"Executive Officers" means the Head of Worldwide Pharmaceutical Research of Bayer (or an executive of Bayer designated by Bayer) and the Chief Executive Officer of CuraGen (or an officer of CuraGen designated by CuraGen).

"Exploratory Research Phase" means the phase consisting of the Qualified Target Production Phase, Target Screening Phase and Lead Compound Evaluation Phase.

"First Commercial Sale" means, for each Metabolic Program Drug, the first commercial sale in a country as part of a nationwide introduction by a Party, its Affiliates or its Sublicensees to Third Parties. Sales for test marketing, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

"FDA" means the United States Food and Drug Administration or an equivalent governmental agency in Europe or Japan.

"FTC" means the United States Federal Trade Commission.

"GeneCalling" means CuraGen's technology for analyzing differential gene expression.

"GeneScape" means CuraGen's set of computer programs executable through a standard internet browser (i.e. Netscape Communicator or Microsoft Internet Explorer), including LIMS and CuraTools, and their user documentation, together with all modifications made to such computer programs during the term of this Agreement.

"Global Development Project Team" means the global development project team created by Bayer for a Compound, the procedures for which are as set forth in Exhibit B, as the same may be amended or supplemented by Bayer from time to time.

"GPCR" means a G protein coupled receptor.



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

"Hit" means a Small Molecule which interacts in an assay employing a QT to give a designated effect.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. Sec. 18a), and the rules and regulations promulgated thereunder.

"HSR Clearance Date" means the earlier of (a) the date on which the FTC shall notify Bayer and CuraGen of early termination of the applicable waiting period under the HSR Act or (b) the day after the date on which the applicable waiting period under the HSR Act expires.

"HSR Filing" means filings by Bayer and CuraGen with the FTC and the Antitrust Division of the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, the Pharmacogenomics Agreement and the Stock Purchase Agreement, together with all required documentary attachments thereto.

"HTS" means high throughput screening.

"Improvement Rights" means a Party's entire right, title and interest in and to (including without limitation any Claims claiming) such Party's Improvements.

"Improvements" means all patented inventions, trade secrets and Know-How solely made, created, developed, conceived or reduced to practice by a Party and/or its Affiliates pursuant to activities relating to this Agreement during the Term that (i)(A) have application to the manufacture, use, development, import, export and/or sale of a Metabolic Program Drug, and (B) are dominated by such Party's Patent Rights or (ii) are actually used to manufacture, use or sell a Metabolic Program Drug. A Party's Improvements shall exclude its interest in any Joint Inventions.

"IND" means an investigational new drug application filed with the FDA.

"IRC" means [_________________________________________________________].

"IPDC" means [________________________________________________________].

"Joint Invention" means (A) all patentable inventions (i) jointly invented (as determined in accordance with United States patent law) by Bayer (or its Affiliates) and CuraGen (or its Affiliates) pursuant to their activities relating to this Agreement during the Term, and (ii) covered by any Claim; and
(B) all Know-How that Bayer (or its Affiliates) and CuraGen (or its Affiliates) jointly make, create, develop, discover, conceive or reduce to practice pursuant to their activities relating to this Agreement during the Term other than those in inventions described in (A).

"Knowledge" means the knowledge, after due and reasonable investigation, of any officer of the Party.



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

"Know-How" means any information, data and materials, including, without limitation, biological materials, such as cell lines, RNA, DNA, DNA fragments, organisms, Proteins, polypeptides, plasmids and vectors not covered by a Claim, that are owned or otherwise controlled by a Party or an Affiliate of a Party or jointly by the Parties and/or their respective Affiliates.

"Lead Compound Evaluation Phase" means the phase in which all work necessary to produce and evaluate a potential lead compound occurs.

"Lead Structures" means Compounds identified in the Target Screening Phase of the Metabolic Program that meet pre-defined criteria set forth in the Research Plan, and the expansion series developed within a Strategic Project.

"LIMS" means laboratory information management system.

"Marketing Cost" means the costs incurred by a Party or its Affiliates which are attributable to the promotion, advertising and marketing of a Metabolic Program Drug determined in a manner consistent with such Party's standard practices. Marketing Costs shall include without limitation all costs related to Phase IV studies but shall exclude Cost of Goods Sold, Development Costs and Selling Costs.

"Metabolic Program" means the collaboration by Bayer and CuraGen on the discovery and development of Metabolic Program Drugs in the CFA based on the Qualified Targets provided by CuraGen, carried out in accordance with the Research Plan.

"Metabolic Program Drug" means any therapeutic agent, the active ingredient in which is a Small Molecule that (a) is identified on the basis of its interaction with a Qualified Target in a Small Molecule or other screening assay, or (b) is designed or developed using medicinal chemistry, combinatorial chemistry, rational design techniques or other techniques to interact with a Qualified Target. The term "Metabolic Program Drug" shall include Non-CFA Products and, except as expressly provided to the contrary in Section 2.2(f), shall not include any pharmaceutical product in which the active ingredient is (i) a natural Protein, (ii) a vaccine, (iii) any antibody (whether polyclonal or monoclonal, multiple or single chain, whole or fragment), any soluble receptor, or fusion protein and the nucleic acid encoding any of the foregoing or (iv) a nucleic acid sequence encoding an expressed gene.

"Metabolic Program Project Team" means, as applicable, the Metabolic Program Target Prosecution Team, the Metabolic Program Target Selection Team, the Metabolic Program Strategic Project Team or the Global Development Project Team.

"MSC" means [________________________________________________________].

"NDA" means a new drug application submitted for a Development Compound or Protein Product in the Metabolic Program to the FDA.



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

"NDA Approval" means approval of a Development Compound or Protein Product in the Metabolic Program by the FDA, including, where appropriate, price approval necessary for commercialization in a country.

"NDA Phase" means the phase in which a NDA is submitted for a Development Compound or Protein Product in the Metabolic Program to the FDA.

"Net Capital Invested" means the total of (i) inventories and trade receivables minus trade payables plus (ii) fixed assets
[____________________________________________________].

"Net Sales" means with respect to a Metabolic Program Drug, the gross amount invoiced by a Party, its Affiliates and/or its Sublicensees on sales of the Metabolic Program Drug to Third Parties, less the following items:

     Trade, cash and quantity discounts actually allowed and taken with respect to such sales;

     Tariffs, duties, excises, sales taxes or other taxes imposed upon and paid directly with respect to the import, export, production, sale, delivery or use of the Metabolic Program Drug (excluding national, state or local taxes based on income);

     Amounts repaid or credited by reason of rejections, defects, recalls, or returns or because of chargebacks, refunds, rebates or retroactive price reductions; and

     An allowance for distribution expenses (such as freight, transportation and insurance expenses) and any other customary deductions attributable to the sale of a Metabolic Program Drug and determined in a manner consistent with such Party's standard practices.

Such amounts shall be determined from the books and records of the applicable Party, its Affiliates and/or its Sublicensees.

Sales of Metabolic Program Drugs between a Party and its Affiliates or Sublicensees, or among such Affiliates and Sublicensees, shall not be considered Net Sales, but in such cases the Royalty Payments or Operating Income shall be calculated on the Net Sales by such Affiliates or Sublicensees to a Third Party who is not a Sublicensee. The obligation to pay Royalty Payments is imposed only once with respect to the same unit of a Metabolic Program Drug.

In the event the Metabolic Program Drug is sold as part of a Combination Product, the Net Sales from the Combination Product, for the purposes of determining Royalty Payments or Operating Income, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition), during the applicable reporting period, by the fraction, A/A+B, where A is the average sale price of the Metabolic Program Drug when sold separately in similar quantities in finished form and B is the average sale price of the other compounds having independent therapeutic activity included in the Combination Product when sold separately in similar quantities in finished form, in each case in the same country as the Combination Product during the applicable reporting period or, if sales of both the Metabolic




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

Program Drug and the other compounds having independent therapeutic activity did not occur in such period, then in the most recent reporting period in which sales of both occurred in the same country as the Combination Product. In the event that such average sale price cannot be determined for both the Metabolic Program Drug and all other compounds having independent therapeutic activity included in the Combination Product, Net Sales for the purposes of determining Royalty Payments or Operating Income shall be calculated by multiplying the Net Sales of the Combination Product by the fraction of C/C+D where C is the fair market value of the Metabolic Program Drug and D is the fair market value of all other compounds having independent therapeutic activity included in the Combination Product. In such event, the selling Party shall in good faith make a determination of the respective fair market values of the Metabolic Program Drug and all other compounds having independent therapeutic activity included in the Combination Product, and shall notify the other Party of such determination and provide the other Party with data to support such determination. The other Party shall have the right to review such determination and supporting data, and to notify the selling Party if it disagrees with such determination. If the other Party does not agree with such determination and if the Parties are unable to agree in good faith as to such respective fair market values, then such matter shall be resolved in accordance with Article X.

"Non-CFA" means any human disease or condition that is not included within the CFA.

"Novel Protein" means a nucleic acid sequence of the full length coding sequence of the protein it encodes where such sequence is significantly different from nucleic acid sequences in the Public Domain. The full length coding sequence will only be considered "significantly different if:
[_________________________________________________________________________].

"Operating Income" means Net Sales (but excluding Net Sales of Sublicensees) of a Party and its Affiliates plus any revenues from any single-country co-marketing and outlicensing or sublicensing revenue from Third Parties minus (i) Development Costs (A) for which a Party has opted out and (B) which are associated with a line extension, new indication, new dosage, new formulation or new delivery mechanism of a Metabolic Program Drug, (ii) Marketing Costs, (iii) Cost of Goods Sold, (iv) Selling Costs, (v) Overhead Costs, (vi) Cost of Net Capital Invested, and (vii) miscellaneous costs appearing in the Commercialization Annual Budget attributable to the Operating Income Product.

"Operating Income Product" means a Metabolic Program Drug with respect to which the Parties are sharing Operating Income.

"Overhead Costs" means all operating expenses incurred by a Party or its Affiliates in support of the activities which are part of Cost of Goods Sold, Marketing Costs and Selling Costs to the extent not already counted therein determined in a manner consistent with such Party's standard practices. Cost elements generally included are:

       .  direct labor wages, related payroll taxes and employee benefits
       . indirect labor wages, related payroll taxes and employee benefits . depreciation




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

       .  taxes, other than income, franchise and sales related taxes
       .  insurance
       .  rent
       .  repairs and maintenance
       .  supplies, scrap and inventory expenses
       .  utilities
       .  factory administration expenses
       .  other similar allocable cost elements of factory overhead
       . allocation of general and administrative expenses attributable to the Metabolic Program determined in a manner consistent with such Party's standard practices; provided, however that general and administrative expenses of other business units of such Party shall not be allocated.

"Party" means Bayer or CuraGen.

"Parties" means Bayer and CuraGen.

"Patent Right" means a patent or patent application and all divisions, continuations, continuations-in-part, reissues, reexaminations, extensions, supplementary protection certificates and foreign counterparts thereof that are owned or otherwise controlled by a Party.

"PathCalling" means CuraGen's yeast two-hybrid system for identifying protein interactions.

"Pharmacogenomics Agreement" means the Pharmacogenomics Agreement dated on the date hereof by and between CuraGen and Bayer AG.

"Pharmacogenomic Services" means (i) services relating to gene expression profiling of animal and human cells in the presence of compounds to assess and predict their pharmacological effectiveness and (ii) genotyping to identify the genetic variations (SNPs and haplotypes) that predict differential drug response and toxicity.

"Phase I" means the development phase in which human clinical trials to determine the safety of a Development Compound are conducted.

"Phase II" means the development phase in which human clinical trials to initially determine the efficacy of a Development Compound are conducted.

"Phase III" means the development phase in which large-scale human clinical trials to obtain data necessary for submission to obtain regulatory approval of a Development Compound are conducted.

"Phase IV" means any human trials of a Metabolic Program Drug which are not planned to be included in the NDA filing with the FDA but which are in support of marketing activities.



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

"Pre-Clinical Development Phase" means the pre-clinical development phase commencing with the acceptance by Bayer of a pre-clinical Development Candidate and ending at the decision to advance a Development Compound to Phase I.

"Predictive Toxicogenomic Screen" means processing a Compound through the predictive toxicity assay developed in the set-up phase of the Pharmacogenomics Agreement.

"Program Director" means the research executive appointed by each Party to serve as such Party's principal coordinator and liaison for the Metabolic Program.

"Protein" means a compound composed of a variety of amino acids joined by amide linkages, including allelic variants thereof and post-translationally modified variants thereof (e.g., glycosylated Proteins); provided, however that a Protein shall not include (a) any peptide that is comprised of [_______] or fewer amino acids and (b) any antibody (whether polyclonal or monoclonal, multiple or single chain, whole or fragment), any soluble receptor, or fusion protein and the nucleic acid encoding any of the foregoing.

"Protein Product" means a product (i) that interacts with a QT (ii) that is derived from a Protein and (iii) that is in pre-clinical or clinical development or is being commercialized.

"Public Domain" as used with reference to a nucleic acid sequence, means that such sequence has been made available to the general public in any manner, including without limitation (a) in a published scientific paper, (b) in an issued patent or a published patent application, or (c) in a public nucleic acid or protein database (e.g., GenBank, DBEST, etc.).

"Qualified Target" or "QT" means
[_______________________________________________].

"Qualified Target Class" means the following:
[___________________________________________].  Bayer shall furnish to CuraGen all essential information available to Bayer with respect to such signature motifs.

"Registration Phase" means the development phase subsequent to the first NDA filing for a Development Compound up to the Development Compound's initial NDA Approval.

"Research Plan" means the research plan attached as Exhibit C to this Agreement, as such plan may be updated or amended pursuant to Section 2.1.

"Research Phase" means the Exploratory Research Phase and the Strategic Project Phase.

"Restricted Target" means a Target Candidate to which CuraGen is prevented from granting to Bayer the exclusive right under CuraGen Know-How or CuraGen Patent Rights to exploit Metabolic Program Drugs identified using such Target Candidate for the treatment of human diseases and conditions in the CFA.

"Right of First Negotiation" means that if CuraGen or an Affiliate wishes to transfer rights to a Protein, Protein Product, Qualified Target, Development Candidate or Development Compound





Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

to a Third Party, CuraGen shall notify Bayer (a "Proposed Transfer"). Within [_____________] of receipt of such notice, Bayer shall notify CuraGen whether it wishes to enter into negotiations with respect to such Proposed Transfer. If Bayer does not respond within such [_____________] period, or if Bayer notifies CuraGen that it will not exercise its Right of First Negotiation with respect to such Proposed Transfer, CuraGen or its Affiliates shall have no further obligation to Bayer with respect to such Proposed Transfer. If Bayer notifies CuraGen that it is exercising its Right of First Negotiation, Bayer and CuraGen or its Affiliate shall enter into good faith negotiations for a transfer of the Protein, Protein Product, Qualified Target, Development Candidate or Development Compound to Bayer, on terms and conditions mutually agreeable to the Parties. CuraGen or an Affiliate shall not discuss, negotiate with, transfer, or grant any license or other right to any Third Party until [_____________] have elapsed since Bayer gave notice of its decision to exercise its Right of First Negotiation with respect to such Proposed Transfer.

"Royalty Product" means a Metabolic Program Drug for which a Party is receiving Royalty Payments.

"Screenable Qualified Target" or "Screenable QT" means a Qualified Target which is amenable to a Configured Assay for HTS.

"Screening Term" means the period commencing on the Effective Date and ending on the date Bayer has completed eighty (80) screens of Qualified Targets, unless terminated earlier (y) by Bayer pursuant to Section 2.5(c) or (z) by CuraGen pursuant to Section 2.5(d); provided, however that the Screening Term shall in any event end on the [__________] anniversary of the Effective Date.

"Selling Cost" means the costs which are incurred by a Party or its Affiliates which are after the First Commercial Sale of a Metabolic Program Drug and which are attributable to the sale of such Metabolic Program Drug determined in a manner consistent with such Party's standard practices. Selling Costs shall exclude Cost of Goods Sold, Development Costs and Marketing Costs.

"SeqCalling" means CuraGen's technology for identifying the mRNA transcripts in a specific tissue.

"Small Molecule" means a compound that is non-peptidic or, if peptidic, is comprised of no more than ten (10) amino acids, including, without limitation, a compound that is a natural product or is developed using medicinal, combinatorial, computational or other chemistry technologies.

"Stock Purchase Agreement" means the Stock Purchase Agreement between Bayer AG and CuraGen dated as of the Execution Date.

"Strategic Project" means a project undertaken to work with the Lead Structures [________________________________________________________].



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

"Strategic Project Phase" means the phase during which Bayer works with a Lead Structure or Lead Structures
[________________________________________________________].

"Strategic Project Manual" means Bayer's publication "[______________________]" attached hereto as Exhibit D, as the same may be amended or supplemented by Bayer from time to time.

"Sublicensee" shall mean any Third Party to whom a sublicense has been validly granted pursuant to this Agreement.

"Target Candidate" means any potential Qualified Target in CuraGen's database to be submitted by CuraGen pursuant to Section 2.5 of this Agreement.

"Third Party" means any person who is not a Party or an Affiliate under this Agreement.

"Toxicogenomic Reference Data" means the data generated by CuraGen in the set-up phase of the Pharmacogenomics Agreement consisting of [____________________________________].

"TRA" means Bayer's therapeutic research area.

"Unrecognized Protein" means a nucleic acid sequence of the full length coding region where [__________] percent or more of the protein sequence is present in the Public Domain but nevertheless is unrecognized because (a) [____________________________________] is not already present in the Public
Domain (either because the Public Domain contains no annotation or where the Program Directors agree that the Public Domain annotation is in error), and (b) there is no documented annotation in the Public Domain relating the gene to the CFA.

     Section 1.2    Additional Definitions.
                    ----------------------
Each of the following definitions is set forth in the section of this Agreement indicated below:

     Definitions                                  Section
     -----------                                  -------

     Agreement                                    Preamble
     Audited Party                                Section 4.5
     Auditing Party                               Section 4.5
     Bayer                                        Preamble
     Bayer Indemnified Parties                    Section 11.1(b)
     Biological Materials                         Section 2.2(d)
     Breaching Party                              Section 9.2
     Commercialization Annual Budget              Section 4.1(a)
     Commercialization Reconciliation             Section 4.1(a)
     Compound Credit                              Section 4.1(b)
     CuraGen                                      Preamble
     CuraGen Indemnified Parties                  Section 11.1(a)
     Designated Inventions                        Section 5.3
     Development Annual Budget                    Section 4.1(a)(iii)




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     Development Reconciliation                   Section 4.1(a)(iii)
     Execution Date                               Preamble
     Metabolic Program Strategic Project Team     Section 2.4(d)
     Metabolic Program Target Prosecution Team    Section 2.4(c)
     Metabolic Program Target Selection Team      Section 2.4(b)
     Non-Breaching Party                          Section 9.2
     Non-CFA Product                              Section 2.2(b)
     Overflow Date                                Section 4.1(b)(i)
     Pharmacogenomic Project Agreement            Preamble
     Project Manager                              Section 2.4(e)
     Proposed Transfer                            Section 3.7
     Qualified Target Production Phase            Section 2.5
     Recovered Bayer Net Sales                    Section 5.4(a)
     Recovered CuraGen Net Sales                  Section 5.4(a)
     Royalty-Paying Party                         Section 4.4
     Royalty Payment                              Section 4.2(a)
     Royalty Recipient                            Section 4.4
     Screened Qualified Target                    Section 2.5(a)
     Strategic Project Leader                     Section 2.4(d)
     Target Screening Phase                       Section 2.6(a)
     Term                                         Section 9.1

                                  Article II
                                  ----------
                       Metabolic Program; Research Plan
                       --------------------------------

     Section 2.1  Research Plan.
                  -------------

The Parties shall use commercially reasonable efforts to conduct the Metabolic Program in accordance with the Research Plan. The Program Directors will review the Research Plan on at least an annual basis and submit any proposed modifications or updates to the Parties for their approval; provided, however that any such modifications or updates shall not become effective until approved by both Parties in writing. The Parties agree to review and consider any such proposed modifications or updates on an expedited basis. Each Party agrees to use commercially reasonable efforts to (i) undertake the responsibilities assigned to such Party in the Research Plan, including, but not limited to, the dedication of resources appropriate to such efforts and (ii) make available to the other Party those resources set forth in the Research Plan.

     Section 2.2  Metabolic Program - General.
                  ---------------------------
     (a) General. Each Party agrees to use commercially reasonable efforts to carry out all work done in the course of the Metabolic Program in material compliance with all applicable federal, state or local laws, regulations and guidelines governing the conduct of such work, including, without limitation, all applicable export and import control laws.


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     (b) Non-CFA QTs, Compounds and Products. If a QT is used in a Non-CFA indication and if a Compound identified in the Metabolic Program using such QT is developed for a Non-CFA indication only (a "Non-CFA Product"), Bayer may at its sole discretion perform research on or with such QT outside the CFA and continue to develop such Non-CFA Product as a Metabolic Program Drug. In such event, if Bayer offers CuraGen the opportunity to share Development Costs and share the Operating Income or if CuraGen has identified the Non-CFA indication by giving written notice to Bayer, CuraGen may, at its election exercised by giving written notice to Bayer either within [___________] of Bayer's offer or within [___________] of CuraGen's notice, as appropriate, share the Development Costs relating to the Non-CFA Product as provided in Section 4.1(a)(ii) and thereby receive a share of Operating Income as provided in Section 4.2(b) in lieu of receiving Royalty Payments pursuant to Section 4.2(a); provided, however that CuraGen's payment of the Development Costs associated with such Non-CFA Product shall [_____________________________________________________]. If Bayer
does not offer CuraGen the opportunity to share Development Costs and share the Operating Income or if CuraGen did not identify the non-CFA indication, then CuraGen shall receive Royalty Payments pursuant to Section 4.2(a) with respect to such Metabolic Program Drug without regard to the opt-out criteria in Section 4.1(b).

     (c) CFA and Non-CFA Indication. If a Compound is developed for both a Non-CFA indication and a CFA indication, the Compound shall be developed in the Metabolic Program and deemed to be a Metabolic Program Drug. The Development Costs associated with a Compound developed both for a Non-CFA indication and a CFA indication shall count toward the calculation of CuraGen's [___________] opt-out right under Section 4.1(b)(ii).

     (d) Biological Materials. For the purposes of facilitating the conduct of the Metabolic Program, each Party shall provide to the other Party, at its sole expense, such animal or human tissues, cells, blood samples and other materials ("Biological Materials") specified from time to time in the Research Plan. The Parties agree that: (i) all Biological Materials provided by one Party to the other shall be used solely for research purposes in the Metabolic Program; (ii) the Party providing such Biological Materials shall obtain (or cause its Third Party collaborators to obtain or certify that they have obtained) all appropriate and required consents from the source of such Biological Materials; and (iii) Biological Materials provided by one Party to the other shall not be made available by the receiving Party to any Third Party except pursuant to the Metabolic Program or upon the prior written consent of the Party providing such Biological Materials.

     (e) Disclosure of CuraGen Know-How. During the Screening Term, CuraGen (consistent with its applicable confidential disclosure obligations, if any) shall promptly disclose to Bayer (i) all CuraGen know-how specified in the Research Plan, and (ii) all CuraGen know-how not specified in the Research Plan which CuraGen reasonably believes to be applicable to Target Candidates, QTs or otherwise pertinent to the Metabolic Program. Without limiting the generality of the foregoing, promptly following the Effective Date, the Program Directors shall review CuraGen know-how in existence as of the Effective Date relevant to the Metabolic Program to identify any potential Qualified Targets, with the intention of placing all such Qualified Targets in the Metabolic Program.



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     (f) Restrictions on CuraGen's Right to Develop Proteins. CuraGen may develop and commercialize (either alone or with any Affiliate or Third Party) any Proteins outside the Metabolic Program subject to the following conditions:

           (i) During the Term, CuraGen shall have the obligation to promptly report to Bayer that it is developing a Protein Product which interacts with a QT which has been accepted into the Metabolic Program.

           (ii) During the Term, if (A) CuraGen discovers a Protein, (B) CuraGen does not have a Protein Product relating to such Protein in development and (C) Bayer has a Development Compound that has received DP-1 approval and interacts with the same QT as such Protein, then
                 [__________________________________________________________].
                 CuraGen shall receive 56% and Bayer shall receive 44% of the Operating Income for such Protein Product.

           (iii) During the Term, if, prior to the time CuraGen has filed an NDA, it is determined that
                 [_____________________________________________]. CuraGen shall receive 56% and Bayer shall receive 44% of the Operating Income for such Protein Product.
                  [______________________________________________].
           (iv) During the Term, if, prior to DP-1 approval for a Compound in the Metabolic Program,
                 [_________________________________________].

           (v)   During the Term, [___________________________________________].

           (vi) For purposes of clarity, it is hereby acknowledged and agreed that nothing in this Section 2.2(f) is intended to restrict or otherwise affect in any way CuraGen's right to develop and commercialize antibodies (whether polyclonal or monoclonal, multiple or single chain, whole or fragment), soluble receptors, and fusion proteins and the nucleic acid encoding any of the foregoing within or outside of the CFA.

     Section 2.3  Technology Access.
                  -----------------

During the Term, CuraGen will provide Bayer and/or its Affiliates with GeneScape access, including CuraTools and LIMS technology, to enable Bayer to view data associated with the Metabolic Program. CuraGen will also provide Bayer with access to CuraGen's proprietary GeneCalling and PathCalling experiments that are part of the Metabolic Program and to the public genomic, EST and protein databases maintained within GeneScape. Such access shall be granted pursuant to the terms of the licenses set forth in Exhibit E attached hereto.

     Section 2.4  Management of Metabolic Program.
                  -------------------------------
     (a) Program Directors. Each of Bayer and CuraGen shall appoint at its sole discretion a research scientist to serve as a Program Director for the Metabolic Program who will be replaceable at the will of such Party. The Bayer Metabolic Program Director will commit substantially all of his/her time to the Program and will be in residence at CuraGen for the equivalent of at least six
(6) months of each year in order to facilitate close and direct collaboration. The Bayer Metabolic Program Director will have access to the offices and



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

personnel of CuraGen to the extent necessary to facilitate close and direct collaboration. The CuraGen Metabolic Program Director will commit substantially all of his/her time to the Program. The CuraGen Metabolic Program Director will have access to the offices and personnel of Bayer to the extent necessary to facilitate close and direct collaboration. The Program Directors will jointly oversee the conduct of the Metabolic Program and will be responsible for recommending to the Parties any changes to the Metabolic Research Plan. Additional individuals from both Parties will be involved as each Party determines is appropriate. The Program Directors will work with the Metabolic Program Project Teams described below to recommend the operational decisions required to implement the Research Plan. The Program Directors shall oversee the process of acceptance of Qualified Targets from CuraGen's metabolic disease research program through analysis of data generated by such research, and of the disease/therapeutic hypotheses of Target Candidates, and shall designate the Qualified Targets based on recommendations of the Metabolic Program Target Selection Team. To ensure that the process of selection is orderly and efficient, the criteria for Qualified Target selection will be guided by the definitions set forth in the Research Plan, unless such a Qualified Target is otherwise approved by the Bayer Program Director. The Program Directors shall provide jointly-prepared monthly spreadsheets to the Parties within [_____________] days after the end of each calendar month and jointly-prepared semi-annual reports within [_____________] after the end of each April and October summarizing the information included in the monthly spreadsheets for such calendar year. The formats for such spreadsheets and reports shall be agreed upon by the Program Directors.

     (b) Metabolic Program Target Selection Team. The Metabolic Program Directors, in consultation with Bayer, will appoint a Metabolic Program Target Selection Team, consisting of an equal number of representatives from both Bayer and CuraGen. The Metabolic Program Target Selection Team will provide to the Metabolic Program [_______________________________]. In addition to the
Metabolic Program Directors, Bayer and CuraGen will commit to the Metabolic Program Target Selection Team [_______________________], and Bayer will commit [_______________________________]. The composition and makeup of the team will be reviewed yearly and recommendations for change will be made jointly by the Program Directors as they deem necessary. CuraGen shall grant the Metabolic Program Target Selection Team the technology access set forth in Section 2.3 for the purposes of reviewing and selecting Qualified Targets and for any further purposes of the Metabolic Program, as well as access to CuraGen personnel to enable the Team to identify Target Candidates. The Metabolic Program Target Selection Team will make recommendations to the Metabolic Program Directors concerning Target Candidates and Qualified Targets that should move forward in the program. The Bayer Metabolic Program Director shall decide which Target Candidates and Qualified Targets shall move forward and shall so notify the Metabolic Program Target Selection Team. The Metabolic Program Target Selection Team will be responsible for the following:

           (i) Determining which of the tissue banks at CuraGen and Bayer will serve as resources for reagents
                [________________________________________].


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

           (ii) Recommending potential Qualified Targets to be investigated further using CuraGen's technologies, information systems, model systems, databases, and disease expertise to generate Qualified Targets. The Metabolic Program Target Selection Team will review such data, and as the program evolves, determine whether to conduct extended studies.

           (iii) Ensuring that the QTs are delivered as sequenced full-length cDNA in vectors of Bayer's choice which shall be reasonably acceptable to CuraGen.

     (c) Metabolic Program Target Prosecution Teams. Bayer and CuraGen will appoint two Metabolic Program Target Prosecution Teams, one for obesity and one for diabetes, each of which shall consist of appropriate scientists from Bayer and CuraGen. Each Metabolic Program Target Prosecution Team will be headed by a Bayer representative, will include the Metabolic Program Directors from Bayer and CuraGen and will report directly to the respective directors of diabetes and obesity research at Bayer. Each Metabolic Program Target Prosecution Team will be responsible for the following:

           (i) after selection of each Qualified Target, preparing a detailed target project plan;

           (ii)   managing the Exploratory Research Phase,
                  [_______________________];

           (iii) before initiation of assay development, requesting CuraGen to do SNP mining and allele frequency analysis of SNPs across relevant disease populations approved by the Metabolic Program Target Prosecution Team; and

           (iv) through the Bayer and CuraGen Metabolic Program Directors, directing CuraGen to conduct Predictive Toxicogenomics Screens of Compounds derived from HTS and lead optimization.

           Bayer in its sole discretion shall have the right to decide whether or not to continue to attempt to screen a QT.

     (d) Metabolic Program Strategic Project Team. Each Metabolic Program Strategic Project Team will be chaired by a Bayer-approved leader ("Strategic Project Leader"). The composition of each Metabolic Program Strategic Project Team will vary as the Strategic Project proceeds and will be decided by the Strategic Project Leader. Each Metabolic Program Strategic Project Team will be composed of representatives of Bayer, the number of which will be determined by Bayer in its discretion, and a minimum of two (2) representatives of CuraGen. The duties and responsibilities of each Metabolic Program Strategic Project Team shall be as set forth in the Strategic Project Manual. While CuraGen's representatives to each Metabolic Program Strategic Project Team will have the right to participate in all meetings of such Metabolic Program Strategic Project Team, Bayer in its sole discretion shall have the right to make all decisions relating to the Strategic Project Phase.




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     (e) Global Development Project Team. Each Global Development Project Team will be chaired by a Bayer-approved leader ("Project Manager"). The composition of each Global Development Project Team will vary and will be decided by the Project Manager. Each Global Development Project Team will be composed of representatives of Bayer, the number of which will be determined by Bayer in its discretion. During the Pre-Clinical Development Phase, Clinical Development Phase and Commercialization Phase, CuraGen shall appoint two (2) representatives to each Global Development Project Team relating to (i) Development Compounds in connection with which CuraGen is participating in the Development Costs and (ii) Metabolic Program Drugs in connection with which CuraGen has not opted out of the Development Costs. CuraGen's representatives to such Global Development Project Teams shall have the right to participate in all meetings of such Global Development Project Teams and shall be provided with the opportunity to be informed of and comment on the development, clinical, regulatory and marketing activities related to the relevant Development Compounds or Metabolic Program Drugs; provided, however that Bayer shall have the right to make all decisions relating to such Global Development Project Teams and shall have the right to make all decisions relating to such Development Compounds and Metabolic Program Drugs. During the Clinical Development Phase and Commercialization Phase, CuraGen shall be permitted to appoint one (1) representative to reside at Bayer, at CuraGen's sole discretion, for at least six (6) months of each year.

     (f) Consensus Determinations; Dispute Resolution. The Metabolic Program Target Selection Team and Metabolic Program Target Prosecution Teams will decide matters appropriate to the scope of their responsibilities on a consensus basis. If a matter cannot be resolved on a consensus basis, and the matter is not left to Bayer's discretion, then it will be referred to the Metabolic Program Directors for resolution. In the event that the Metabolic Program Directors are unable to reach agreement on any matter, the issue will be referred for resolution to an executive vice president of CuraGen and to the Bayer TRA head for diabetes and obesity and, in the event of an inability of these individuals to reach agreement, to the president of CuraGen and to the head of worldwide pharmaceutical research at Bayer. If these two individuals are unable to resolve the matter and the matter relates to a Designated Scientific Issue, the Parties will resolve that matter through the use of an expedited mediation process, in which the Parties first try to agree on a mutually acceptable scientist to serve as the mediator. Failing mutual agreement on a single scientist, each Party will appoint a scientist not affiliated with such Party and the two so selected will pick a third unaffiliated scientist. The mediator(s) will review the disputed matter on an expedited basis, considering the relevant data, standards established by this Agreement and the Research Plan and relevant precedents. The decision of the mediator(s) will be binding on the Parties. Notwithstanding the foregoing, Bayer will retain the sole right to determine whether a Qualified Target, Compound or Development Compound should continue to be developed.

     Section 2.5  Qualified Target Production Phase.
                  ---------------------------------
     (a) General. During the Screening Term, CuraGen will use commercially reasonable efforts to produce from its metabolic disease research program a total of eighty (80) Qualified Targets which pass Bayer's high-throughput screening ("Screened Qualified Targets").




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

All then-current technologies of CuraGen shall be brought to bear, including without limitation CuraGen's GeneCalling, SeqCalling, and PathCalling technologies utilizing disease models, drug response models, large scale data mining (genomic, transcript and pathways) and human genetics. Each year over the first [___________] Contract Years of the Screening Term, CuraGen will use commercially reasonable efforts to produce from its metabolic disease research program Screenable Qualified Targets, and in any event a minimum of [___________] Screenable Qualified Targets in such Contract Year (the "Qualified Target Production Phase"). After CuraGen produces a Target Candidate or a QT, CuraGen shall promptly submit it to Bayer. No QT may be delivered by CuraGen to Bayer if it is a Restricted Target unless agreed upon by Bayer. If CuraGen delivers fewer than [___________] Screenable Qualified Targets in any such Contract Year, it shall deliver additional Qualified Targets (above any amounts due to be delivered in such Contract Year) in the following Contract Year until the deficit has been filled. If CuraGen delivers more than [___________] Screenable Qualified Targets in any of the first [___________] Contract Years, then to the extent such excess is not credited to correct a delivery deficit in the preceding Contract Year, the excess will be counted toward subsequent Contract Years' minimums. Once eighty (80) Qualified Targets have been screened, CuraGen may upon mutual agreement of the Parties continue to deliver Screenable Qualified Targets but shall not be required to do so.

     (b) Bayer's Right to Extend CuraGen's Obligation to Provide QTs. Bayer shall have the option to require CuraGen to use commercially reasonable efforts to produce a minimum of [___________] Screenable Qualified Targets in [_______] if, at the end of[___________], Bayer has not completed eighty (80) screens of Qualified Targets, such extension to continue until the earlier of (i) such time as Bayer has completed eighty (80) screens of Qualified Targets or (ii) the end of[___________]. Bayer shall exercise the foregoing option by providing written notice of such extension to CuraGen no later than the end of [___________].

     (c) Bayer's Right to End Screening Term. Bayer shall have the right to terminate the Screening Term if (i) by the end of [___________] fewer than [__] Screenable Qualified Targets have been provided to Bayer, (ii) by the end of [___________] fewer than [__] Screenable Qualified Targets have been provided to Bayer or (iii) by the end of [___________] fewer than [__] Screenable Qualified Targets have been provided to Bayer. In order to exercise its right to terminate under this subsection, Bayer shall provide written notice of such termination to CuraGen within [_____] after the end of the applicable Contract Year, such termination to be effective immediately upon provision of such notice. Notwithstanding the termination of the Screening Term, the Metabolic Program shall continue with respect to any Screened Qualified Targets.

     (d)  CuraGen's Right to End Screening Term.

CuraGen shall have the right to terminate the Screening Term if (i) by the end of [___________] more than [__] Qualified Targets have been provided to Bayer and by the end of [___________] fewer than [__] Qualified Targets have been screened by Bayer, (ii) by the end of [___________] more than [__] Qualified Targets have been provided to Bayer and by the end of [___________] fewer than [__] Qualified Targets have been screened by Bayer or (iii) by the end of






Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

[___________] more than [__] Qualified Targets have been provided to Bayer and by the end of [___________] fewer than [__] Qualified Targets have been screened by Bayer. CuraGen shall not be entitled to terminate the Screening Term if Bayer has used commercially reasonable efforts to set up screens for the Qualified Targets. In order to exercise its right to terminate under this subsection, CuraGen shall provide written notice of such termination to Bayer within [___________] after the end of the applicable [___________], such termination to be effective immediately upon provision of such notice. Notwithstanding the termination of the Screening Term, the Metabolic Program shall continue with respect to any Screened Qualified Targets.

     (e) Identification of Restrictions. CuraGen shall use commercially reasonable efforts to identify at the earliest possible stage of the process of reviewing Target Candidates the proprietary status of any gene sequence encoding a Target Candidate (e.g., whether it is derived from public domain sources) as well as any potential restrictions that would limit or otherwise affect Bayer's right to exploit (i) QTs in all human diseases and conditions and (ii) Metabolic Program Drugs identified or developed using the Qualified Targets, and CuraGen shall promptly communicate their findings to Bayer. CuraGen will not [______________________________].

     (f) Patent Review. Until a Compound associated with a QT is in the Pre-Clinical Development Phase, CuraGen shall use commercially reasonable efforts to monitor patent issuances and patent applications of Third Parties relevant to the associated QT and shall advise Bayer biweekly of the results of such efforts. In addition, when a QT is delivered by CuraGen to Bayer, CuraGen shall provide Bayer at that time with a written report relating to the following:
CuraGen Patent Rights covering the QT; agreements between a Third Party and CuraGen or its Affiliates regarding the QT; and any patents or patent applications of Third Parties relevant to the QT which are known to CuraGen.

     (g) Returned Target. If, prior to a Compound being designated a Development Compound, Bayer or CuraGen learns or discovers that the use of the related Screened Qualified Target infringes one or more claims of an issued patent in the country in which the use of such Screened Qualified Target is expected to occur and such Screened Qualified Target has not reverted to CuraGen pursuant to Section 3.7(c), then Bayer shall have the right to return such Screened Qualified Target to CuraGen and that Screened Qualified Target shall no longer count as a Screened Qualified Target which CuraGen is obligated to deliver hereunder.

     Section 2.6    Target Screening Phase.
                    ----------------------

     (a) General. Bayer shall use commercially reasonable efforts to express the protein derived from the provided QTs, develop HTS Configured Assays and screen the Qualified Targets against Bayer's compounds (the "Target Screening Phase"). Assuming CuraGen delivers an adequate number of Qualified Targets, Bayer will evaluate at least [______] Qualified Targets each [_____________] and shall use commercially reasonable efforts to set up a screen for at least [______] Qualified Targets each [_____________]. CuraGen shall perform Predictive Toxicogenomic Screens and Pharmacogenomic Services as deemed necessary by the Metabolic Program Target Prosecution Team or a Metabolic Program Strategic Project Team. As deemed necessary by Bayer in its sole discretion, Bayer will perform assays to assess the



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

effectiveness of Lead Structures. Before initiation of assay development, CuraGen will, at the discretion of the Metabolic Program Target Selection Team and at CuraGen's cost, perform SNP mining and allele frequency analysis of SNPs of the Qualified Targets across relevant disease populations.

     (b) Orphan GPCRs. If CuraGen identifies an orphan GPCR, Bayer and CuraGen, at their discretion, will subject it to deorphaning strategies. If Bayer generates a Configured Assay on the GPCR, such GPCR shall be deemed to be a Screenable Qualified Target delivered by CuraGen to Bayer in the Contract Year in which Bayer generated the Configured Assay.

     (c) Selections of QTs. During the Screening Term, the Metabolic Program Target Selection Team shall review the Target Candidates presented by CuraGen on a continuing basis to identify those Qualified Targets which have the highest potential to develop a Metabolic Program Drug. Bayer shall at its sole discretion have the right to select as many QTs as it chooses to proceed to screening, subject to Section 2.6(a).

     (d) Hits and Lead Structures. Bayer shall use commercially reasonable efforts to find Hits, advance the Hits to Lead Structures and advance the Lead Structures to the Strategic Project Phase using the guidelines set forth in the Strategic Project Manual.


     Section 2.7    Strategic Project Phase.
                    -----------------------
     (a)  General.

           (i) Lead Optimization. Bayer shall use commercially reasonable efforts to advance the Lead Structures chosen in the Exploratory Research Phase meeting the minimum criteria set forth in the Strategic Project Manual (as modified by the Research Plan) into Development Candidates.

           (ii) Secondary Screening. Strategic Projects shall include, but shall not be limited to,
                 [_________________________________________________].

     (b) CuraGen Obligations. CuraGen shall provide additional GeneCalling expression profiling, characterize the pharmacogenomic properties of the Lead Structures in appropriate cellular, non-mammalian or animal disease models, and provide additional pharmacogenomic validation for the Qualified Target in appropriate human cellular models at each Metabolic Program Strategic Project Team's discretion. At each Metabolic Program Strategic Project Team's discretion, CuraGen shall provide at its cost Predictive Toxicogenomic Screens.

     (c) Operation. The operation of Strategic Projects and the Strategic Project Phase shall be governed by the Strategic Project Manual and the Research Plan.

     (d) Termination. Bayer may terminate a Strategic Project at any time and in its sole discretion upon providing written notice of same to CuraGen.

     Section 2.8  Pre-Clinical Development Phase.
                  ------------------------------




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     (a) Bayer shall use commercially reasonable efforts during the Pre-Clinical Development Phase to advance each Development Compound to Phase I using the guidelines set forth in the Development Manual; provided, however that the decision to advance any Development Compound to Phase I shall be up to Bayer in its sole discretion.

     (b) Bayer may end work on a Development Compound in the Pre-Clinical Development Phase at any time and in its sole discretion upon providing written notice of same to CuraGen.

     Section 2.9  Clinical Development Phase.
                  --------------------------
     (a) Bayer shall use commercially reasonable efforts during the Clinical Development Phase to advance each Development Compound from Phase I through the NDA Phase using the guidelines set forth in the Development Manual; provided, however that the decision to advance any Development Compound to any phase of the Clinical Development Phase shall be up to Bayer in its sole discretion.

     (b) Bayer may end work on a Development Compound in the Clinical Development Phase at any time and in its sole discretion upon providing written notice of same to CuraGen.

     Section 2.10  Commercialization Phase.
                   -----------------------

Bayer shall use commercially reasonable efforts during the Commercialization Phase to successfully market each Metabolic Program Drug; provided, however that the decision how to market and whether to continue to market such Metabolic Program Drug shall be up to Bayer in its sole discretion.

                                  Article III
                                  -----------
                   Bayer and CuraGen Rights and Obligations
                   ----------------------------------------

     Section 3.1  License Grant with Respect to CuraGen Know-How and CuraGen
                  ----------------------------------------------------------
Patent Rights.
-------------

     (a) License. Subject to the terms and conditions of this Agreement, including without limitation, the financial obligations under Article IV, CuraGen hereby grants to Bayer and its Affiliates during the Term, a worldwide, exclusive license under CuraGen's rights to CuraGen Know-How and CuraGen Patent Rights, (i) to research, develop, make and use the QTs delivered hereunder and which have not reverted to CuraGen pursuant to Section 3.7 and (ii) to make, have made, manufacture, produce, develop, market, import, export, use, have used, offer for sale, sell and have sold Compounds, Development Compounds and Metabolic Program Drugs.

     (b) Sublicense Rights. Bayer and its Affiliates shall have the right to grant sublicenses of licenses granted to it in Section 3.1(a) of this Agreement to any Third Party; provided, however that Bayer shall ensure that each such Sublicensee shall consent to be bound by the terms of this Agreement as a Sublicensee and to the same extent as Bayer. Bayer agrees to inform CuraGen, in confidence, of each sublicense granted, and any modification or termination thereof, within [__________] after the modification, or termination of a sublicense.



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     Section 3.2  License Grant with Respect to Bayer Know-How and Bayer Patent
                  -------------------------------------------------------------
Rights.
------
     (a) Research License. During the Screening Term, Bayer hereby grants to CuraGen, a non-exclusive, royalty-free license, under Bayer Patent Rights and Bayer Know-How, solely to the extent necessary for CuraGen to perform its obligations under the Research Plan.

     (b) Commercialization License. Subject to the terms and conditions of this Agreement, during the Term, Bayer hereby grants to CuraGen and its Affiliates a royalty-free, worldwide, exclusive license (i) to make, have made, manufacture, produce, develop, market, import, export, use, have used, offer for sale, sell and have sold any Target Candidates or Qualified Targets that have reverted to CuraGen pursuant to Section 3.7 hereof and any Development Compounds that have reverted to CuraGen pursuant to Section 3.7 hereof only for use in the CFA and (ii) to use any Configured Assay owned by Bayer necessary or useful for the license granted in (i) above pursuant to Section 3.7(c) and (d) for research purposes only, such use to be subject to Section 3.3.

     (c) Sublicense Rights for Commercialization License. CuraGen and its Affiliates shall have the right to grant sublicenses of the license granted to it in Section 3.2(b) of this Agreement to any Third Party; provided, however that CuraGen shall ensure that each such Sublicensee shall consent to be bound by the terms of this Agreement as a Sublicensee and to the same extent as CuraGen. CuraGen agrees to inform Bayer, in confidence, of each sublicense granted, and any modification or termination thereof, within [__________] after the modification, or termination of a sublicense.

     Section 3.3  Use of Configured Assays.
                  ------------------------

Neither CuraGen nor its Affiliates shall, without the written consent of Bayer, provide a Configured Assay owned by Bayer to any Third Party (other than a fee-for-service screen provider) and CuraGen agrees that Configured Assays will only be used to fulfill this Agreement and for no other purpose and further agrees not to cause or permit reverse engineering of any Configured Assay.

     Section 3.4  Retained Rights; Ownership.
                  --------------------------
     (a) Bayer Retained Rights. All of Bayer's rights to Bayer Know-How and Bayer Patent Rights not specifically licensed to CuraGen under this Agreement and Bayer's rights to Compounds which are not specifically licensed to CuraGen and are discovered by Bayer through the use of QTs under this Agreement, shall be retained by Bayer.

     (b) CuraGen Retained Rights. All of CuraGen's rights to CuraGen Know-How and CuraGen Patent Rights which are not specifically licensed to Bayer under this Agreement shall be retained by CuraGen.





Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     Section 3.5  CuraGen Co-Promotion Rights.
                  ----------------------------

Promptly following the occurrence of a DP-5 approval with respect to any Metabolic Program Drug, the Parties agree to enter into good faith negotiations to conclude an agreement pursuant to which CuraGen will obtain rights to co-promote such Metabolic Program Drug in the United States. Such agreement will address relevant terms and conditions such as [______________________________________]. In any event, Bayer shall pre-approve and have sole authority to disapprove any Marketing Costs to be incurred by CuraGen in connection with a Metabolic Program Drug.

     Section 3.6    Ownership Rights.
                    ----------------

     (a) CuraGen Ownership. CuraGen owns and shall continue to own all Target Candidates and Qualified Targets.

     (b) Bayer Ownership. Bayer owns and shall continue to own all Development Candidates, Development Compounds and Metabolic Program Drugs. Bayer in its sole discretion shall have the right to sublicense to Third Parties any Development Compounds or Metabolic Program Drugs that have not reverted to CuraGen pursuant to Section 3.7 hereof.

     Section 3.7  CuraGen Reversionary Rights.
                  ---------------------------
     (a) In the event that any Target Candidate is not accepted as a Qualified Target on or before [__________] from the date such Target Candidate is presented to the Program Directors for review in accordance with Section 2.2(e) hereof, all rights to such Target Candidate shall revert to CuraGen.

     (b) At the end of the Screening Term, rights to unscreened Qualified Targets will revert to CuraGen; provided, however that no unscreened Qualified Target will revert to CuraGen until Bayer has had at least [__________] to set up a screen for such Qualified Target, unless the Screening Term has been terminated pursuant to Section 2.5(d), in which case rights to such Qualified Targets shall immediately revert to CuraGen.

     (c) In the event Bayer does not advance a Compound to the Strategic Project Phase within [______________] of having screened the relevant Qualified Target (or [______________] if the Qualified Target has non-CFA indications), rights to such Qualified Target shall revert to CuraGen. Each Party shall promptly disclose to the other Party new evidence suggesting that a Screened Qualified Target which has reverted to CuraGen might be efficaciously advanced to the Strategic Project Phase. If Bayer subsequently notifies CuraGen that Bayer wishes to advance any Screened Qualified Target that has reverted to CuraGen to the Strategic Project Phase [________________________________________________________].

     (d) If Bayer (i) discontinues a Strategic Project and discontinues all work with respect to the relevant Qualified Target or (ii) abandons a Development Candidate for all indications, CuraGen shall have rights to the relevant Qualified Target but not the related Compounds, subject to the conditions set forth in this subsection. If CuraGen has partially funded Development Costs with respect to a Development Compound and Bayer has decided to abandon such Development Compound for other than toxicological or adverse event reasons, then Bayer




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

shall provide CuraGen with an exclusive license to the Development Compound only for use in the CFA, and Bayer will also provide all existing essential data and information related to the Development Compound necessary for an IND, subject to the conditions set forth herein; provided, however that [_________________________________________________________]. Bayer shall use commercially reasonable efforts to promptly file a relevant patent application. If Bayer abandons a Development Compound for toxicological or adverse event reasons and CuraGen identifies a subset of a population for which Bayer would not have abandoned the Development Compound for toxicological or adverse event reasons and Bayer agrees that it would not have abandoned the Development Compound for such subset of a population for toxicological or adverse event reasons but rather for some other reason, Bayer shall grant CuraGen the license set forth in the preceding sentence; provided, however that the license shall be limited to such subset of a population. If CuraGen, an Affiliate of CuraGen or a Third Party develops the Development Compound, Bayer shall have the right to Royalty Payments or the right to receive a share of the Operating Income as set forth in Section 4.2. Each Party shall promptly disclose to the other Party new evidence suggesting that a Development Compound which has reverted to CuraGen could be further developed in the Metabolic Program. If Bayer subsequently notifies CuraGen that Bayer wishes to develop the Development Compound and CuraGen or an Affiliate has not transferred the Qualified Target or Development Compound to a Third Party, rights of the Qualified Target and Development Compound shall revert to Bayer under the Metabolic Program and shall remain with Bayer unless subsequently abandoned by Bayer; in such event, CuraGen shall provide Bayer with all existing essential data and information relating to the Development Compound. If Bayer exercises this right, Bayer shall reimburse CuraGen [_____] of the Development Costs CuraGen has incurred with respect to such Development Compound until the date Bayer exercised its right. CuraGen or an Affiliate shall offer Bayer a Right of First Negotiation before transferring any rights to a Qualified Target or Development Compound to a Third Party.

                                  Article IV
                                  ----------
                             Financial Provisions
                             --------------------

     Section 4.1  Costs of Metabolic Program.
                  --------------------------
     (a)  Generally.

           (i) All costs and expenses of the Metabolic Program relating to the Qualified Target Production Phase
                  [______________________________________].

           (ii) All costs and expenses of the Metabolic Program relating to the Target Screening Phase and the Strategic Project Phase [______________________________________].

           (iii) All Development Costs of the Metabolic Program relating to the Pre-Clinical Development Phase, Clinical Development Phase and Commercialization Phase
                  [_____________________________________].



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

           (iv) Each Contract Year, Bayer shall set an annual budget for the Development Costs for the Pre-Clinical Development Phase, Clinical Development Phase and Commercialization Phase of the Metabolic Program for those Compounds for which CuraGen has not opted out (the "Development Annual Budget"). Bayer shall receive input from CuraGen when setting the Development Annual Budget; provided, however that the Development Annual Budget shall be at Bayer's sole discretion. Each calendar month during such Contract Year, within [________] of the end of such calendar month CuraGen shall remit payment to Bayer for CuraGen's share of such Development Costs based on the Development Annual Budget. Each Contract Quarter during such Contract Year, within [____________] of the end of such Contract Quarter Bayer shall prepare and provide to CuraGen an accounting of Bayer's actual Pre-Clinical Development Phase, Clinical Development Phase and Commercialization Phase Development Costs for those Compounds for which CuraGen has not opted out ("Development Reconciliation"). Within [_____________] of the preparation of the Development Reconciliation, CuraGen shall remit payment to Bayer or Bayer shall remit payment to CuraGen an amount equal to the difference between CuraGen's share of the Development Annual Budget and the Development Reconciliation for such Contract Quarter.

     (b)  CuraGen Opt-Out.

           (i) On or after the date that CuraGen has incurred [____________] in Development Costs in the Metabolic Program (excluding Development Costs which are associated with a line extension, new indication, new dosage, new formulation or new delivery mechanism of a Metabolic Program Drug and any other Development Costs expressly excluded in this Agreement) (the "Overflow Date"), Bayer shall send CuraGen written notice thereof. Within [____________] of CuraGen's receipt of such notice from Bayer, CuraGen at its sole discretion may, by written notice to Bayer, opt not to share the Development Costs for certain or all of the Development Compounds which are in the Pre-Clinical Development Phase or the Clinical Development Phase as of the Overflow Date; provided, however that CuraGen shall pay the Development Costs for such Development Compounds to complete the specific phase the Development Compounds are in as of the Overflow Date. For each Metabolic Program Drug developed from the Development Compound for which CuraGen has opted not to share additional Development Costs, CuraGen shall share the Operating Income for any Metabolic Program Drug developed from such Development Compound in accordance with Section 4.2, and CuraGen shall not have a further opportunity to share the Development Costs for such Development Compounds. For any Compound entering the Pre-Clinical Development Phase after the




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

                  Overflow Date, then within [____________] of such Compound entering the Pre-Clinical Development Phase, CuraGen at its sole discretion may, by written notice to Bayer, opt out of the Development Costs associated with such Compound. For each Metabolic Program Drug developed from each such Compound for which CuraGen has opted not to share Development Costs, CuraGen shall receive Royalty Payments in accordance with
                  Section 4.2, and CuraGen shall not have a further opportunity to share Development Costs on such Compound.

           (ii) Subject to other provisions in this Agreement, including without limitation Section 4.1(b)(i) above, each Contract Year, CuraGen shall be obligated to participate in the Development Costs associated with [___________] Compounds entering the Pre-Clinical Development Phase. CuraGen may at any time voluntarily accept more than [_____] Compounds in such Contract Year. Beginning in [____________] and ending in [____________], if in any Contract Year Bayer advances fewer than [__________] Compounds to the Pre-Clinical Development Phase, then the difference between [_________] and the number of Compounds actually advanced by Bayer shall be applied to the number of Compounds CuraGen is obligated to accept in subsequent Contract Years (the "Compound Credits"). Such Compound Credits shall be cumulative for each Contract Year beginning in [____________]. The number of Compound Credits shall be reduced (but not below zero) each Contract year by the number of Compounds advanced by Bayer in excess [_________]. If more than [_____] Compounds have entered the Pre-Clinical Development Phase in a Contract Year and the excess over [__________] Compounds exceeds the number of Compound Credits, CuraGen at its sole discretion may, by giving written notice to Bayer, elect not to pay the Pre-Clinical Development Phase Development Costs and subsequent Development Costs associated with any or all of the excess Compounds entering the Pre-Clinical Development Phase in such Contract Year, in which case CuraGen shall receive Royalty Payments pursuant to Section 4.2 for any Metabolic Program Drugs developed from such Compounds.

           (iii) If CuraGen is not participating in the development of a Non-CFA Product pursuant to Section 2.2(b), then CuraGen shall have no further obligation to pay any Development Costs for such Non-CFA Product. If CuraGen is not so participating, then for each Metabolic Program Drug developed from such Non-CFA Product, CuraGen shall receive Royalty Payments pursuant to
                  Section 4.2 for any such Metabolic Program Drugs.

     Section 4.2  Royalty Payments; Operating Income.
                  ----------------------------------
     (a)  Royalty Payments.






Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

If Bayer or an Affiliate markets a Metabolic Program Drug and CuraGen did not fund any of the Development Costs with respect thereto, then CuraGen shall be entitled to Royalty Payments with respect to such drug. If CuraGen or an Affiliate markets a Metabolic Program Drug and CuraGen received reversionary rights pursuant to (i) Section 3.7(c) or (d) in connection with the related Qualified Target or (ii) Section 3.7(d) in connection with the related Development Compound before Bayer completed the Pre-Clinical Development Phase, then Bayer shall be entitled to Royalty Payments with respect to such drug. As used in this Agreement, "Royalty Payments" means the following:

      .  [___]% of the first $[_______] of Annual Sales Volume
      . [___]% of the next $[_______] of Annual Sales Volume up to $[_______] . [___]% of the next $[_______] of Annual Sales Volume up to $[_______] . [___]% of the next $[_______] of Annual Sales Volume up to $[_______] . [___]% of the next $[_______] of Annual Sales Volume up to $[_______] . [___]% of Annual Sales Volume over $[_______]

     Royalty Payments will be owed from the date of the First Commercial Sale of a Royalty Product in a given country and continuing with respect to Net Sales of such Royalty Product sold in such country for a period of [_______]; provided, however, that such obligations to make the Royalty Payments shall continue for an additional period not to exceed [_______] following the [__________________] the date of such First Commercial Sale with respect to a Royalty Product that contains an active ingredient, the use or sale of which is covered by a Patent Right in such country that precludes the use or sale of such active ingredient by others in such country.

     With respect to any Metabolic Program Drug for which a Party is receiving Royalty Payments, the other Party will be entitled to 100% of the Operating Income.

     For purposes of determining the Annual Sales Volume category in which a given increment of Net Sales falls, all Net Sales of such Metabolic Program Drug in all countries during the given Contract Year shall be aggregated. The royalty rates set forth above shall apply to increments of Net Sales for all Royalty Products on a product-by-product basis according to the Annual Sales Volume categories in which such increments fall during any given Contract Year. For purposes of this Section 4.2, line extensions, new formulations and Combination Products in which the same active ingredient is present shall be the same Metabolic Program Drug as the original Metabolic Program Drug.

     (b)  Operating Income.

           (i) If CuraGen opted out of the Development Costs relating to a Development Compound after completion of



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

                  (A)  the Pre-Clinical Development Phase in accordance with
                       Section 4.1(b) above, then
                       [____________________________________] the Operating
                       Income from each Metabolic Program Drug developed from such Development Compound.

                  (B) Phase I in accordance with Section 4.1(b) above, then [____________________________________] the Operating
                       Income from each Metabolic Program Drug developed from such Development Compound.

                  (C) Phase II in accordance with Section 4.1(b) above, then [____________________________________] the Operating
                       Income from each Metabolic Program Drug developed from such Development Compound.

                  (D) Phase III in accordance with Section 4.1(b) above, then [____________________________________] the Operating
                       Income from each Metabolic Program Drug developed from such Compound.

           (ii) If Bayer is developing a Development Compound associated with a Qualified Target and CuraGen has not opted out of the Development Costs relating to such Development Compound, then Bayer shall receive 56% and CuraGen shall receive 44% of the Operating Income from each Metabolic Program Drug developed from such Development Compound.

           (iii) If CuraGen receives reversionary rights pursuant to Section 3.7(c) relating to a Development Compound and Bayer abandoned such Development Compound after completion of

                  (A)  the Pre-Clinical Development Phase, then
                       [_____________________________________] the Operating
                       Income from each Metabolic Program Drug developed from such Compound.

                  (B)  Phase I, then [____________________________________] the
                       Operating Income from each Metabolic Program Drug developed from such Compound.

                  (C)  Phase II, then [_____________________________________]
                       the Operating Income from each Metabolic Program Drug developed from such Compound.






Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

                  (D)  Phase III, then [_____________________________________]
                       the Operating Income from each Metabolic Program Drug developed from such Compound.

           (iv) The Parties will share any Operating Income losses for an Operating Income Product (whether or not a Party has opted out of the Development Costs of such Operating Income Product) to the same extent that the Parties share the Operating Income if the Operating Income is positive.

           (v) If the cumulative Operating Income losses for an Operating Income Product exceed $[________], then CuraGen in its sole discretion may elect to have Bayer pay a specific dollar amount or all of CuraGen's subsequent share of the Operating Income losses for such Operating Income Product [________] of the end of the relevant Contract Quarter by giving written notice of same to Bayer. In such event, for each $[________] so paid by Bayer on behalf of CuraGen, CuraGen's share of the Operating Income for such Operating Income Product shall be permanently reduced [________] and Bayer's share of the Operating Income for such Operating Income Product shall be permanently increased [________]. At such time as CuraGen's share of the Operating Income would [_______________], then for such Operating Income Product, Bayer shall [____________________].

     (c) Notwithstanding Section 4.2(a) and Section 4.2(b), if either Party sublicenses the development of a Compound to a Third Party before the Commercialization Phase and the other Party would otherwise have been entitled to Royalty Payments or Operating Income from the sale of any Metabolic Program Drug derived from such Compound, then the Development Costs of the sublicensing Party which are in excess of the Development Costs shared with the other Party shall be repaid from any revenue derived from such sublicense and, once such amounts are repaid, the sublicensing Party shall receive [_____] of any revenue derived from such sublicense and the other Party shall receive [_____] of such revenue. In such case, the other Party shall not be entitled to a Royalty Payment or a share of the Operating Income in connection with such Metabolic Program Drug.

     Section 4.3  Income Statement Reports.
                  ------------------------

Each Contract Year, Bayer shall set an annual budget for the anticipated revenues and costs for each Operating Income Product (the "Commercialization Annual Budget"). Bayer shall receive input from CuraGen when setting the Commercialization Annual Budget; provided, however that the Commercialization Annual Budget shall be at Bayer's sole discretion. The budget shall be prepared in accordance with Bayer's internal budgetary principles. Each Contract Quarter during such Contract Year, within [________] days of the end of such Contract Quarter CuraGen shall remit payment to Bayer or Bayer shall remit payment to CuraGen for CuraGen's share of the Operating Income for each Operating Income Product based on the Commercialization Annual Budget. Within [________] of the end of such Contract Quarter, Bayer and CuraGen




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

shall each prepare a pro forma income statement showing all revenues and costs for each Operating Income Product under the Party's control ("Commercialization Reconciliation"). Within [_________] of the preparation of the Commercialization Reconciliation, CuraGen shall remit payment to Bayer or Bayer shall remit payment to CuraGen the difference between CuraGen's share of the Commercialization Annual Budget and the Commercialization Reconciliation for such Contract Quarter.

     Section 4.4  Royalty Reports.
                  ---------------

Each Party owing payments for Royalty Products (the "Royalty-Paying Party") shall deliver to the other Party (the "Royalty Recipient") within [__________] after the end of each calendar quarter, reasonably detailed written accountings of Net Sales of Royalty Products due to the Royalty Recipient, for such calendar quarter (the "Royalty Report"). Such quarterly reports shall indicate Net Sales on a country-by-country and product-by-product basis and the calculation of royalties from such Net Sales. When a Royalty-Paying Party delivers such accountings to the Royalty Recipient, the Royalty-Paying Party shall also deliver all royalty payments due under Section 4.2 to the Royalty Recipient for the calendar quarter.

     Section 4.5    Accounting.
                    ----------

No more frequently than once during each calendar year during the Term and for [________] thereafter, each Party (the "Audited Party") shall permit the independent auditors of the other Party (the "Auditing Party") to whom the Audited Party has no reasonable objection and with reasonable notice at any time during normal business hours, accompanied at all times by a representative of the Audited Party, to inspect, audit and copy reasonable amounts of relevant accounts and records of the Audited Party, its Affiliates and Sublicensees, for the sole purpose of verifying the accuracy of the calculation of payments to the Auditing Party pursuant to Article IV and the reports which accompanied them. The independent auditors shall not disclose to the Auditing Party any information other than information relating solely to the accuracy of the accounting and payments made by the Audited Party pursuant to Article IV and shall be subject to confidentiality obligations. If such audit determines that payments are due to the Auditing Party, the Audited Party shall pay to the Auditing Party any such additional amounts within thirty (30) days of the date on which such auditor's written report is delivered to the Audited Party and the Auditing Party, unless such audit report is disputed by the Audited Party, in which case the dispute shall be resolved in accordance with Article X. If the auditor determines that the Audited Party's payments are in excess of those required under this Agreement, the Auditing Party shall remit the difference to the Audited Party of such amount within thirty (30) days of the later date on which such auditor's report is delivered to the Auditing Party and the Audited Party, unless such audit report is disputed by the Auditing Party, in which case the dispute shall be resolved in accordance with Article X. Any such inspection of records shall be at the Auditing Party's expense unless such audit discloses a deficiency in the payments made by the Audited Party (whether for itself or on behalf of its Affiliates and Sublicensees) of more than five percent (5%) of the payments made by the Audited Party, in which case the Audited Party shall bear the cost of such audit.




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     Section 4.6  Currency and Method of Payments.
                  -------------------------------

All payments under this Agreement shall be made in the United States in U.S. dollars by transfer to such bank account as CuraGen or Bayer (as applicable) may designate from time to time payable at such time as set forth in this Agreement or, if such time is not explicitly specified, within thirty (30) days of notice that such payments are due. With respect to amounts owed between the Parties, any amounts payable shall be expressed by the Parties in U.S. Dollars calculated in accordance with the billing Party's then-standard accounting principles consistently applied.

     Section 4.7  Tax Withholding.
                  ---------------

The Parties shall use all reasonable and legal efforts to reduce tax withholding on payments made to CuraGen and Bayer hereunder. Notwithstanding such efforts, if a Party concludes that tax withholdings under the laws of any country are required with respect to payments to the other Party, the Party shall withhold the required amount and pay it to the appropriate governmental authority. In such a case, the Party will promptly provide the other Party with original receipts or other evidence reasonably desirable and sufficient to allow the other Party to document such tax withholdings adequately for purposes of claiming foreign tax credits and similar benefits.

     Section 4.8  Blocked Payments.
                  ----------------

In the event that, by reason of applicable laws or regulations in any country, it becomes impossible or illegal for a Party or its Affiliates or Sublicensees, to transfer, or have transferred on its behalf, royalties or other payments to the other Party, such royalties or other payments shall be deposited in local currency in the relevant country to the credit of the other Party in a recognized banking institution designated by the other Party or, if none is designated by the other Party within a period of thirty (30) days, in a recognized banking institution selected by the Party or its Affiliates or Sublicensees, as the case may be, and identified in a notice in writing given to the other Party.

     Section 4.9    Compassionate Use.
                    -----------------

Bayer may make Metabolic Program Drugs available non-commercially to patients on compassionate use grounds. If Bayer makes Metabolic Program Drugs available on such a basis, the Cost of Goods Sold associated with such drugs shall be subtracted from the Operating Income calculated for such drug.

     Section 4.10  Accounting Terms.
                   ----------------

Except as otherwise expressly provided herein, all accounting terms used in this Agreement shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared (x) with respect to Bayer, in accordance with Bayer's and its Affiliates' then-standard accounting principles consistently applied and (y) with respect to CuraGen, in accordance with U.S. GAAP consistently applied.





Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

                                   Article V
                                   ---------
        Intellectual Property Ownership, Protection and Related Matters
        ---------------------------------------------------------------

     Section 5.1  Ownership
                  ---------
     (a) Bayer acknowledges and agrees that CuraGen is and shall remain the sole owner of the CuraGen Know How and the CuraGen Patent Rights and that CuraGen shall be and remain the sole owner of the CuraGen Improvements and the CuraGen Improvement Rights. Bayer further acknowledges and agrees that neither Bayer nor any of its Affiliates shall have any rights in or to the CuraGen Patent Rights, the CuraGen Know-How, the CuraGen Improvements, or the CuraGen Improvement Rights, other than the rights specifically granted herein. CuraGen acknowledges and agrees that Bayer is and shall remain the sole owner of the Bayer Know How and the Bayer Patent Rights and that Bayer shall be and remain the sole owner of the Bayer Improvements and the Bayer Improvement Rights. CuraGen further acknowledges and agrees that neither CuraGen nor any of its Affiliates shall have any rights in or to the Bayer Patent Rights, the Bayer Know-How, the Bayer Improvements, or the Bayer Improvement Rights, other than the rights specifically granted herein.

     (b) Bayer shall own all Know-How and inventions made solely by its employees in the course of the Metabolic Program, and CuraGen shall own all Know-How and inventions made solely by its employees in the course of the Metabolic Program. All inventions and Know-How jointly developed by employees of Bayer and employees of CuraGen in the course of the Metabolic Program shall be owned jointly on the basis of an undivided one-half interest by Bayer and CuraGen, provided, however that either Party may sell, license or otherwise transfer such jointly-owned invention without the consent of the other Party only in a manner that is consistent with the licenses granted pursuant to this Agreement and is otherwise consistent with this Agreement. The Parties shall not be able to independently exploit a joint invention except with the consent of both Parties. The determination of inventorship shall be made in accordance with relevant U.S. patent laws. In the event of a dispute regarding inventorship or the ownership of Know-How, if the Parties are unable to resolve the inventorship dispute, mutually acceptable outside patent counsel not regularly employed by either Party shall resolve such dispute.

     Section 5.2  Prosecution and Maintenance of Patent Rights.
                  --------------------------------------------
     (a)  General.  Except as otherwise provided in Section 5.2(b) and
Section 5.2(c), the responsibility for preparing, filing and prosecuting patent applications and for maintaining patents (and for managing any interference, opposition, or other similar proceedings relating to the foregoing) covering inventions made in the course of the Metabolic Program shall be the responsibility of the Party that makes said invention, provided, however that, with respect to inventions made jointly by the Parties, one of the Parties shall have such responsibility as determined by agreement of the Parties on a case-by-case basis, in which case such Party shall act as a representative for the other Party when preparing, filing and prosecuting patent applications and maintaining patents (and managing any interference, opposition, or other similar proceedings relating to the foregoing) covering the joint invention. All expenses incurred by a Party in the performance of its obligations with respect to an invention solely made by such Party




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

under this Section 5.2(a) shall be borne by such Party. If either Party elects not to participate financially in the further prosecution or maintenance of any Patent Right that covers a joint invention, such Party shall notify the other Party of such election at least [__________] prior to the last available date for action to preserve such Patent Right. If such other Party elects to continue prosecution or maintenance, such Patent Right shall become the exclusive property of such other Party and appropriate assignment documents shall be executed. All expenses incurred in the performance of the obligations under this
Section 5.2(a) for joint inventions shall be shared equally between the Parties.

     (b) QTs. CuraGen shall have the responsibility for preparing, filing and prosecuting patent applications and for maintaining patents (and for managing any interference, opposition, or other similar proceedings relating to the foregoing) covering inventions pertaining to QTs. All expenses incurred by CuraGen in the performance of its obligations under this Section 5.2(b) shall be borne by CuraGen.

     (c) Products. Bayer shall have the responsibility for preparing, filing and prosecuting patent applications and for maintaining patents (and for managing any interference, opposition, or other similar proceedings relating to the foregoing) covering inventions pertaining to Metabolic Program Drugs. All expenses incurred by Bayer in the performance of its obligations under this
Section 5.2(c) shall be borne by Bayer.

     Section 5.3  Cooperation.
                  -----------

Each Party hereby agrees to (a) make its employees, agents and consultants available to the other Party (or to the other Party's authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the appropriate Party to prepare, file and prosecute patent applications and maintain resulting patents that cover QTs and Metabolic Program Drugs (the "Designated Inventions"), (b) cooperate, if necessary and appropriate, with the other Party in gaining patent term extensions wherever applicable to Patent Rights that cover Designated Inventions, (c) cooperate, if necessary and appropriate, with the other Party in the protection of Patent Rights that cover Designated Inventions and (d) with respect to inventions made jointly by the Parties, make itself available for preparing, filing and prosecuting patent applications and for maintaining patents (and for managing any interference, opposition, or other similar proceedings relating to the foregoing) covering the joint invention.

     Section 5.4  Third Party Infringement.
                  ------------------------

     (a) Notice. Each Party shall give notice to the other of any suspected infringement of or claims, notices, challenges, actions, or proceedings relating to the validity or enforceability of any intellectual property rights relating to Metabolic Program Drugs.


     (b) Legal Proceedings. Bayer shall have the sole right to institute legal proceedings against any Third Party believed to be infringing the intellectual property rights relating to Metabolic Program Drugs, including, but not limited to, CuraGen Know-How and CuraGen Patent Rights. All costs relating to such legal proceedings shall be paid by Bayer and shall be



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

deducted from Net Sales for purposes of calculating Operating Income. Any monetary recovery collected in excess of Bayer's costs shall be deemed Net Sales (the "Recovered Bayer Net Sales") and, as such, shall contribute to the Annual Sales Volume for applicable Metabolic Program Drugs, on a product-by-product basis.

     (c) Cooperation; Settlements. In the event that Bayer takes action pursuant to subsection (b) above, CuraGen shall cooperate with Bayer to the extent reasonably possible, including the joining of suit if necessary or desirable. Bayer shall not settle or compromise any claim or proceeding relating to CuraGen Know-How or CuraGen Patent Rights without the prior written consent of CuraGen, such consent not to be unreasonably withheld, delayed or conditioned.

     Section 5.5  Third Party Intellectual Property.
                  ---------------------------------
     (a) Notice. In the event that a Party becomes aware of any claim that the practice by Bayer of CuraGen Know-How or CuraGen Patent Rights that have been licensed to Bayer pursuant to Section 3.1, or that the practice by CuraGen of Bayer Know-How or Bayer Patent Rights that have been licensed to CuraGen pursuant to Section 3.2, infringes the intellectual property rights of any Third Party, such Party shall promptly notify the other Party.

     (b) Action. Bayer shall defend the Parties against any claim by a Third Party that the development, manufacture, use, sale, offer for sale, export or import of the Metabolic Program Drugs infringes Third Party intellectual property rights at Bayer's sole expense; provided, however that (1) in the event CuraGen elects not to join such an action, it shall reimburse Bayer [_______________] of Bayer's costs associated with the representation (such costs to include reasonable attorney's fees) and (2) in the event the development, manufacture, use, sale, offer for sale, export or import of the Metabolic Program Drug infringes Third Party intellectual property rights because the use of a Qualified Target infringes Third Party intellectual property rights, CuraGen shall (y) pay all costs associated with the representation (such costs to include reasonable attorney's fees) and all damages and royalties either Party is or the Parties are ordered to pay to a Third Party in connection with such claim and (z) shall have the right to participate in the defense of such claim. If both Parties are participating in such an action, each Party shall bear its own costs associated with the representation in connection with such action and CuraGen shall not take any position inconsistent with Bayer's position on such issues.

     (c)  Settlement.  Neither Party shall settle any action pursuant to this
Section 5.5 without the other Party's consent, such consent not to be unreasonably withheld, delayed, or conditioned.

     (d) Damages. Subject to Section 5.5(b)(2), any damages that either Party is or the Parties are ordered to pay to a Third Party in connection with an action pursuant to Section 5.5(b) shall be borne equally by the Parties.

     (e) Recoveries. Any recoveries on an action pursuant to Section 5.5(b) shall go first to reimburse the expenses of the Parties in connection with such action and next [______________].




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

                                  Article VI
                                  ----------
                                Confidentiality
                                ---------------

     Section 6.1  Confidential Information.
                  ------------------------

All Confidential Information disclosed by a Party to the other Party during the term of this Agreement shall not be used by the receiving Party or its Affiliate except in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the receiving Party and its Affiliates (except to the extent reasonably necessary for regulatory approval of Metabolic Program Drugs developed by Bayer or CuraGen or any of their respective Affiliates or for the filing, prosecution and maintenance of Patent Rights), and shall not otherwise be disclosed by the receiving Party and its Affiliates to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing Party, except to the extent that the Confidential Information (as determined by competent documentation):

     (a) was known or used by the receiving Party or an Affiliate prior to its date of disclosure to the receiving Party; or

     (b) either before or after the date of the disclosure to the receiving Party or an Affiliate is lawfully disclosed to the receiving Party or an Affiliate by sources other than the disclosing Party rightfully in possession of the Confidential Information; or

     (c) either before or after the date of the disclosure to the receiving Party or an Affiliate becomes published or generally known to the public (including information known to the public through the sale of products in the ordinary course of business) through no fault or omission on the part of the receiving Party, an Affiliate or its Sublicensee; or

     (d) is independently developed by or for the receiving Party or an Affiliate without reference to or reliance upon the Confidential Information; or

     (e) is required to be disclosed by the receiving Party or an Affiliate to comply with applicable laws, by governmental or judicial order, to defend or prosecute litigation or to comply with governmental regulations; provided, however that the receiving Party or the Affiliate provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

     Section 6.2  Employee and Advisor Obligations.
                  --------------------------------

Bayer and CuraGen each agree that they shall provide Confidential Information received from the other Party only to, their respective employees, consultants and advisors, and to the employees, consultants and advisors of such Party's Affiliates, who have a need to know and have an obligation to treat such information and materials as confidential. Each employee of Bayer, CuraGen or their respective Affiliates who participates in the Metabolic Program shall be
(1) required to acknowledge in writing that the provisions of this Article VI shall be binding upon such employee or (2) as a condition to employment shall have agreed to treat all information as confidential.




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     Section 6.3  Term.
                  ----
All obligations of confidentiality imposed under this Article VI shall expire five (5) years following the Term of this Agreement.

     Section 6.4  Publications.
                  ------------

The Parties acknowledge that scientific lead time is a key element of the value of the Metabolic Program and further agree that scientific publications must be strictly monitored to prevent any adverse effect of the premature publication of results of the Metabolic Program. Therefore, the Parties agree that each Party must consent to the publication of any results of the Metabolic Program and may withhold such consent at its sole discretion.

                                  Article VII
                                  -----------
                        Representations and Warranties
                        ------------------------------

     Section 7.1  Due Organization.
                  ----------------

Bayer and CuraGen each represents and warrants to the other that it (i) is a company duly organized, validly existing, and in good standing under the laws of the States of Indiana and Delaware, respectively; (ii) is duly qualified as a corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, where the failure to be so qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder; (iii) has the requisite corporate power and authority and the legal right to conduct its business as now conducted and hereafter contemplated to be conducted; (iv) has all necessary licenses, permits, consents, or approvals from or by, and has made all necessary notices to, all governmental authorities having jurisdiction, to the extent required for such ownership and operation; and (v) is in compliance with its certificate of incorporation and by-laws.

     Section 7.2  Consents.
                  --------

Bayer and CuraGen each represents and warrants to the other that all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained, except with respect to approvals required under the HSR Act.

     Section 7.3    Execution, Delivery and Performance.
                    -----------------------------------

Bayer and CuraGen each represents and warrants to the other that the execution, delivery and performance of this Agreement by such Party and all instruments and documents to be delivered by such Party hereunder (i) are within the corporate power of such Party; (ii) have been duly authorized by all necessary or proper corporate action; (iii) do not conflict with any provision of the certificate of incorporation or by-laws of such Party; (iv) will not violate any law or regulation or any order or decree of any court of governmental instrumentality;
(v) will not




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

violate any terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which such Party is a party or by which such Party or any of its property is bound, which violation would have a material adverse effect on its financial condition or on its ability to perform its obligations hereunder; and (vi) do not require any filing or registration with or the consent or approval of any governmental body, agency, authority or any other Person, which has not been made or obtained previously, other than to the U.S. Department of Justice with respect to the HSR Act, to the FDA.

     Section 7.4  Legal, Valid and Binding Obligation.
                  -----------------------------------

Bayer and CuraGen each represents and warrants to the other that this Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other laws affecting creditors' rights generally or by the availability of equitable remedies.

     Section 7.5  No Conflict.
                  -----------

Bayer and CuraGen each represents and warrants to the other that notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement, the performance of such Party's obligations hereunder and the conduct of the Metabolic Program (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not and will not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligations of such Party, except such consents as shall have been obtained prior to the Effective Date.

     Section 7.6  Employee Obligations.
                  --------------------

Bayer and CuraGen each represents and warrants to the other that all of its employees, officers, and consultants have executed agreements or have existing obligations under law requiring, in the case of employees and officers, assignment to such Party of all inventions made during the course of and as the result of their association with such Party and obligating the individual to maintain as confidential such Party's Confidential Information as well as confidential information of a Third Party which such Party may receive, to the extent required to support such Party's obligations under this Agreement.

     Section 7.7    CuraGen Intellectual Property.
                    -----------------------------

CuraGen represents and warrants to Bayer as follows:

     (a)  Ownership of CuraGen Patent Rights and CuraGen Know-How.

CuraGen owns the entire right, title and interest in or otherwise has the right to use or license in accordance with the terms of this Agreement the CuraGen Patent Rights and the CuraGen Know-How, and to CuraGen's Knowledge, no Third Party (including any government) has any license, claim or other right or interest in or to the CuraGen Patent Rights or the CuraGen Know-How.




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

To CuraGen's Knowledge, the CuraGen Patent Rights and the CuraGen Know-How may be exclusively licensed and sublicensed as hereunder provided, in the case of the CuraGen Patent Rights and CuraGen Know-How without payment of any royalty, fee or incurring any other obligation to any Third Party (except with respect to any statutory march-in rights). To CuraGen's Knowledge, the conduct by CuraGen of the Metabolic Program in accordance with the Research Plan does not and will not infringe or conflict with the rights of any Third Party in respect of Know-How or issued patents or published patent applications owned by such Third Party.

     (b)  Validity and Enforceability of Patents.

The issued patents included in the CuraGen Patent Rights are valid and enforceable to CuraGen's Knowledge.

     (c)  Investigation of Prior Art.


CuraGen has made all reasonable inquiries and has diligently conducted a reasonably complete and thorough due diligence review and investigation of Third Party intellectual property rights and prior art as part of CuraGen's preparation and prosecution of the CuraGen Patent Rights, and has reviewed all relevant information and prior art obtained or derived from such due diligence review and investigation. CuraGen has disclosed all material prior art of which it has Knowledge and other material information obtained or derived from such due diligence review and investigation to Bayer as of the date hereof, in each case to the full extent requested by Bayer.

     (d)  No Infringement of CuraGen Intellectual Property.

CuraGen has no Knowledge of any infringement of the CuraGen Patent Rights, or any misappropriation of the CuraGen Know-How by any Third Party.

     (e)  Work-For-Hire.

To CuraGen's Knowledge, all of the research and development work performed in connection with any of the CuraGen Know-How prior to the Effective Date was performed solely under an obligation to assign to CuraGen or one of its Affiliates, and was performed in accordance with applicable law and in compliance with all applicable regulatory requirements, and all such rights have been properly assigned to CuraGen, including any and all rights of CuraGen's employees and the employees of CuraGen's Affiliates.

     (f)  No Claims or Suits Regarding CuraGen Intellectual Property.

There are no judicial, arbitral, regulatory or administrative proceedings or investigations, claims, actions or suits relating to the CuraGen Patent Rights or the CuraGen Know-How in any court or by or before any governmental body or agency, including product liability or compliance with good manufacturing practices or state or federal food and drug laws and, to CuraGen's



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

Knowledge, no such judicial, arbitral, regulatory or administrative proceedings or investigations, actions or suits have been threatened against CuraGen or its Affiliates.

     Section 7.8    Bayer Intellectual Property.
                    ---------------------------

Bayer represents and warrants to CuraGen as follows:

     (a)  Ownership of Patent Rights and Bayer Know-How.

Bayer owns the entire right, title and interest in or otherwise has the right to use or license in accordance with the terms of this Agreement the Bayer Patent Rights and the Bayer Know-How, and to Bayer's Knowledge, no Third Party (including any government) has any license, claim or other right or interest in or to the Bayer Patent Rights or the Bayer Know-How. To Bayer's Knowledge, the Bayer Patent Rights and the Bayer Know-How may be exclusively licensed as hereunder provided, in the case of the Bayer Patent Rights and Bayer Know-How without payment of any royalty, fee or incurring any other obligation to any Third Party (except with respect to any statutory march-in rights). To Bayer's Knowledge, the conduct by Bayer of the Metabolic Program in accordance with the Research Plan does not and will not infringe or conflict with the rights of any Third Party in respect of Know-How or issued patents or published patent applications owned by such Third Party.

     (b)  Validity and Enforceability of Patents.

The issued patents included in the Bayer Patent Rights are valid and enforceable to Bayer's Knowledge.

     (c)  Investigation of Prior Art.

Bayer has made all reasonable inquiries and has diligently conducted a reasonably complete and thorough due diligence review and investigation of Third Party intellectual property rights and prior art as part of Bayer's preparation and prosecution of the Bayer Patent Rights, and has reviewed all relevant information and prior art obtained or derived from such due diligence review and investigation. Bayer has disclosed all material prior art of which it has Knowledge and other material information obtained or derived from such due diligence review and investigation to CuraGen as of the date hereof, in each case to the full extent requested by CuraGen.

     (d)  No Infringement of Bayer Intellectual Property.

Bayer has no Knowledge of any infringement of the Bayer Patent Rights, or any misappropriation of the Bayer Know-How by any Third Party.

     (e)  Work-For-Hire.

To Bayer's Knowledge, all of the research and development work performed in connection with any of the Bayer Know-How prior to the Effective Date was performed solely under an




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

obligation to assign to Bayer or one of its Affiliates, and was performed in accordance with applicable law and in compliance with all applicable regulatory requirements, and all such rights have been properly assigned to Bayer, including any and all rights of Bayer's employees and the employees of Bayer's Affiliates.

     (f)  No Claims or Suits Regarding Bayer Intellectual Property.

There are no judicial, arbitral, regulatory or administrative proceedings or investigations, claims, actions or suits relating to the Bayer Patent Rights or the Bayer Know-How in any court or by or before any governmental body or agency, including product liability or compliance with good manufacturing practices or state or federal food and drug laws and, to Bayer's Knowledge, no such judicial, arbitral, regulatory or administrative proceedings or investigations, actions or suits have been threatened against Bayer or its Affiliates.

     Section 7.9  Contracts.
                  ---------

CuraGen represents and warrants to Bayer that it is not a party to any contract that, if terminated, would materially adversely affect CuraGen's ability to conduct the Metabolic Program in accordance with the Research Plan.

     Section 7.10  No Material Admissions.
                   ----------------------

Each of Bayer and CuraGen represents and warrants to the other that such Party has not, up through and including the Effective Date, omitted to furnish to the other Party with any information in its control or possession or of which it has Knowledge concerning (a) its Patent Rights, (b) its Know-How, or (c) the activities contemplated by this Agreement, which in such Party's opinion would be material to the other Party's decision to enter into this Agreement and to undertake the commitments and obligations set forth herein.

     Section 7.11  No Warranties.
                   -------------

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PHARMACOGENOMICS AGREEMENT OR IN THE STOCK PURCHASE AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND PARTICULARLY
(1) THAT PRODUCTS WILL BE SUCCESSFULLY DEVELOPED HEREUNDER, AND IF DEVELOPED, WILL HAVE COMMERCIAL UTILITY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND (2) AS TO ANY BIOLOGICAL MATERIALS PROVIDED UNDER THIS AGREEMENT.

     Section 7.12  Survival.
                   --------
The representations and warranties set forth in this Agreement are made as of the date hereof and as of the Effective Date and shall survive the Effective Date.




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

                                 Article VIII
                                 ------------
                                   Covenants
                                   ---------

     Section 8.1    No New Restrictions - CuraGen.
                    -----------------------------

CuraGen agrees that, from and after the Execution Date, it shall not enter into any agreements, or transfer Know-How or any other assets to any of its Affiliates, that would, in either case, restrict or limit its or Bayer's rights or ability to conduct the Metabolic Program, as contemplated in the Research Plan as of the Effective Date.

     Section 8.2    Exclusivity - CuraGen.
                    ---------------------

During the Screening Term, CuraGen shall not engage in a program with a Third Party wherein it supplies, or assists any Third Party in supplying, Qualified Targets to such Third Party, except with respect to Qualified Targets for which CuraGen receives rights to develop under Section 3.7, in which case Bayer shall have a Right of First Negotiation with respect to development of such Qualified Target.

     Section 8.3    No Restrictions on Screening - Bayer.
                    ------------------------------------

During the Screening Term, Bayer agrees that Bayer shall not enter into an agreement that would restrict or limit Bayer ability to screen [_______] Qualified Targets each [___________].

     Section 8.4    Partnership for U.S. Federal Income Tax Purpose.
                    -----------------------------------------------

The Parties agree and intend that the Metabolic Program shall be treated as a partnership for U.S. federal income tax purpose. For that purpose, the Parties agree to negotiate in good faith and to use commercially reasonable efforts to enter into a mutually agreeable partnership agreement with respect to the Metabolic Program on or prior to the Effective Date. This partnership agreement, which shall include without limitation, provisions on the allocation of partnership income, gain, loss, deduction or credit between the Parties, shall be substantially identical to the economic terms and tax implications contained in and resulting from this Agreement, with such changes as may be necessary or desirable to reflect a partnership for tax purposes rather than a contractual alliance. The Parties may agree to organize a separate state-law entity for the partnership.

                                  Article IX
                                  ----------
                             Term and Termination
                             --------------------

     Section 9.1  Term of the Agreement.
                  ---------------------

The Metabolic Program shall commence on the Effective Date and shall end at such time as no Compounds are in the Pre-Clinical Development Phase and Clinical Development Phase and there are no Metabolic Program Drugs generating Royalty Payments or Operating Income, unless the Agreement is terminated earlier (y) by Bayer or CuraGen pursuant to Section 9.2 or Section 9.3 or (z) pursuant to
Section 9.4 (the "Term").



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     Section 9.2  Termination For Material Breach.
                  -------------------------------

Upon any material breach of this Agreement by either Party (in such capacity, the "Breaching Party"), the other Party (in such capacity, the "Non-Breaching Party") may terminate this Agreement by providing [____________] written notice to the Breaching Party, specifying the material breach. The termination shall become effective at the end of the [____________] period unless (a) the Breaching Party cures such breach during such [____________] period, or (b) if such breach is not susceptible to cure within [____________] of the receipt of written notice of the breach, the Breaching Party is diligently pursuing a cure (unless such breach, by its nature, is incurable, in which case the Agreement may be terminated immediately). The Parties shall use reasonable efforts to work together to cure any breach. In the event of a dispute concerning whether a material breach has occurred, such dispute shall be resolved in accordance with the provisions of Article X, and the [_________] cure period specified above shall be suspended during the period commencing upon the submission of such dispute for resolution under Section 10.1 to the Executive Officers and continuing until the resolution of such dispute under Section 10.1. Without limiting the generality of the foregoing, material failure by CuraGen or Bayer to maintain and make available adequate technical resources and personnel to perform its obligations under the Metabolic Program in accordance with the Research Plan shall be considered to be a material breach of this Agreement.

     Section 9.3  Termination Upon Change of Control.
                  ----------------------------------

If a Change of Control with respect to CuraGen occurs, Bayer may, at its sole discretion, elect to terminate this Agreement by giving CuraGen written notice within [____________] after such Change of Control, such termination to be effective [____________] after provision of written notice of termination. If a Change of Control with respect to Bayer occurs, CuraGen may, at its sole discretion, elect to end the Screening Term by giving Bayer written notice within [____________] after such Change of Control, such termination to be effective upon Bayer's receipt of the written notice of termination; provided, however, that notwithstanding the end of the Screening Term, the Metabolic Program shall continue with respect to any QTs which have been screened.

     Section 9.4  No Effectiveness Upon HSR Denial or Termination of Stock
                  --------------------------------------------------------
Purchase Agreement.
--------- --------

The Agreement shall not become effective (and accordingly shall immediately terminate) in the event that (a) the FTC and/or the DOJ shall seek a preliminary injunction under the HSR Act against CuraGen and Bayer to enjoin the transaction contemplated by this Agreement and Bayer elects not to contest the FTC and/or DOJ; (b) the HSR Clearance Date shall not have occurred on or prior to June 30, 2001; or (c) the Stock Purchase Agreement shall be terminated in accordance with
Section 7.1 of the Stock Purchase Agreement.



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     Section 9.5  Effect of Termination.
                  ---------------------
     (a) General. In the event that this Agreement is terminated by either Party pursuant to Section 9.1, (i) the licenses set forth in Section 3.1 and
Section 3.2 shall, except as provided below, survive such termination, subject to continued compliance with obligations related to such licenses, such as the royalty, operating income sharing and reporting provisions of Article IV and co-promotion rights of Section 3.5; and (ii) all obligations under Article IV accrued or owed as of the effective date of such termination shall remain effective and shall be paid promptly, except as set forth in the subsections below.

     (b)  Effect of Termination For Material Breach (Section 9.2).

          (i) If this Agreement is terminated under Section 9.2 and CuraGen is the Breaching Party, the licenses granted by Bayer to CuraGen and its Affiliates under Section 3.2(a) and under Section 3.2(b) (other than with respect to Development Compounds which reverted to CuraGen pursuant to Section 3.7(d)) shall terminate as of the effective date of such termination, and all sublicenses granted by CuraGen or its Affiliates pursuant to Section 3.2(c) (other than with respect to Development Compounds which reverted to CuraGen pursuant to Section 3.7(d)) shall also terminate as of such date. If the termination under Section 9.2 occurs because CuraGen fails to pay the Development Costs which it owes for a Development Compound, CuraGen shall only receive Royalty Payments and not a share of the Operating Income for any Metabolic Program Drug developed from such Development Compound.

          (ii) If this Agreement is terminated under Section 9.2 and Bayer is the Breaching Party, the license granted by CuraGen to Bayer and its Affiliates under Section 3.1(a)(i) with respect to those QTs from which a Compound, Development Compound or Metabolic Program Drug have not been identified shall terminate as of the effective date of such termination and all sublicenses granted by Bayer or its Affiliates pursuant to Section 3.1(b) which relate to those licenses under Section 3.1(a)(i) with respect to those QTs from which a Compound, Development Compound or Metabolic Program Drug have not been identified shall also terminate as of such date.

     (c) Effect of Termination Upon Change in Control (Section 9.3). If this Agreement is terminated under Section 9.3 by Bayer, Bayer may, at its election, [__________________________________________________________________________ __].

     (d) Effect of Termination Upon HSR Denial or Termination of Stock Purchase Agreement (Section 9.4). Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement is terminated pursuant to Section 9.4, the licenses set forth in Section 3.1 and Section 3.2 shall automatically terminate.



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     Section 9.6  Survival.
                  --------

Upon expiration or termination of this Agreement for any reason, nothing in this Agreement shall be construed to release either Party from any obligations that matured prior to the effective date of expiration or termination; and the following provisions shall expressly survive any such expiration or termination:
Article I, Section 3.1 (except as provided in Section 9.5), Section 3.2 (except as provided in Section 9.5), Article IV, Article V, Article VI, Article VII,
Article VIII, Article IX, Article X and Article XI.

                                   Article X
                                   ---------
                              Dispute Resolution
                              ------------------

     Section 10.1  General.
                   -------

Unless otherwise provided for in this Agreement, any controversy, claim or dispute arising out of or relating to this Agreement shall be settled, if possible, through good faith negotiations between the Parties. If, however, the Parties are unable to settle such dispute after good faith negotiations, the matter shall be referred to the Executive Officers to be resolved by negotiation in good faith as soon as is practicable but in no event later than [___________] after referral.

     Section 10.2  Independent Experts.
                   -------------------

Each Executive Officer shall have the right to engage the services of any number of independent experts in the field in question (each individual so engaged by each Executive Officer to be reasonably acceptable to the other Executive Officer in terms of independence and expertise and to be engaged under obligations of confidentiality) to assist the Executive Officers in making a joint determination in the best interests of the collaboration, and each Executive Officer shall be obligated to consider in good faith the analyses and opinions of any such independent experts engaged by either of them in making a determination.

     Section 10.3  SUBMISSION TO JURISDICTION; SELECTION OF A FORUM; WAIVER OF
                   ----------------------------------------------------------
TRIAL BY JURY.
-------------

IF THE EXECUTIVE OFFICERS ARE UNABLE TO SETTLE THE DISPUTE AFTER GOOD FAITH NEGOTIATION IN THE MANNER SET FORTH IN Section 2.4(f) WITHIN [____________] OF REFERRAL OF THE DISPUTE TO THE EXECUTIVE OFFICERS, THEN EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT (NOT INCLUDING A DESIGNATED SCIENTIFIC ISSUE), WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES IN DELAWARE (THE "CHOSEN COURTS") AND (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (B) WAIVES ANY OBJECTION TO LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

COURTS, (C) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO, (D) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH THIS AGREEMENT AND (E) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING. CURAGEN IRREVOCABLY DESIGNATES MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C., BOSTON, MASSACHUSETTS, ATTENTION: JEFFREY M. WIESEN AS ITS AGENT AND ATTORNEY-IN-FACT FOR THE ACCEPTANCE OF SERVICE OF PROCESS AND MAKING AN APPEARANCE ON ITS BEHALF IN ANY SUCH CLAIM OR PROCEEDING AND TAKING ALL SUCH ACTS AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO CONFER JURISDICTION OVER IT UPON THE CHOSEN COURTS AND CURAGEN STIPULATES THAT SUCH CONSENT AND APPOINTMENT IS IRREVOCABLE AND COUPLED WITH AN INTEREST. BAYER IRREVOCABLY DESIGNATES WILMER, CUTLER AND PICKERING, WASHINGTON, D.C., ATTENTION: RICHARD W. CASS AS ITS AGENT AND ATTORNEY-IN-FACT FOR THE ACCEPTANCE OF SERVICE OF PROCESS IN MAKING AN APPEARANCE ON ITS BEHALF IN ANY SUCH CLAIM OR PROCEEDING AND TAKING ALL SUCH ACTS AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO CONFER SUCH JURISDICTION OVER IT UPON THE CHOSEN COURTS AND BAYER STIPULATES THAT SUCH CONSENT AND APPOINTMENT IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

     Section 10.4  Limitations of Remedies; Remedies Cumulative.
                   ---------------------------------------------
     (a) Neither Party hereto shall be liable to the other for consequential or punitive damages claimed by such other Party resulting from such first Party's breach of its obligations, agreements, representations or warranties hereunder; provided, however that nothing in this Section 10.4 shall preclude any recovery by an indemnified Party against an indemnifying Party for Third Party claims or for fraud or willful misconduct.

     (b) Any remedies in this Agreement shall be cumulative to any other remedies which a Party may have.

     Section 10.5  Specific Performance.
                   ---------------------

Each of the Parties hereto acknowledges and agrees that the other Party will be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in the manner set forth in Section 10.3, in addition to any other remedy to which it may be entitled, in law or in equity. Each Party's right to seek specific performance shall be in addition to, and not in lieu of, any other rights and remedies that may be available hereunder or otherwise.



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

                                  Article XI
                                  ----------
                           Miscellaneous Provisions
                           ------------------------

     Section 11.1  Product Liability Indemnification.
                   ---------------------------------
     (a) Bayer. Bayer agrees to defend CuraGen and its Affiliates at its cost and expense, and will indemnify and hold CuraGen and its Affiliates and their respective directors, officers, employees and agents (the "CuraGen Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to (i) any breach by Bayer of any of its representations, warranties or obligations pursuant to this Agreement or (ii) personal, injury from the development, manufacture, use, sale or other disposition of any product or service offered by Bayer and/or its licensees or collaborators. In the event of any such claim against the CuraGen Indemnified Parties by any Third Party, CuraGen shall promptly notify Bayer in writing of the claim and Bayer shall manage and control, at its sole expense, the defense of the claim and its settlement. The CuraGen Indemnified Parties shall cooperate with Bayer and may, at their option and expense, be represented in any such action or proceeding. Bayer shall not be liable for any litigation costs or expenses incurred by the CuraGen Indemnified Parties without Bayer's prior written authorization. In addition, Bayer shall, not be responsible for the indemnification of any CuraGen Indemnified Party arising from any negligent or intentional acts by such party, or as the result of any settlement or compromise by the CuraGen Indemnified Parties without Bayer's prior written consent.

     (b) CuraGen. CuraGen agrees to defend Bayer and its Affiliates at its cost, and will indemnify and hold Bayer and its Affiliates and its respective directors, officers, employees and agents (the "Bayer Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to (i) any breach by CuraGen of any of its representations, warranties or obligations pursuant to this Agreement or (ii) personal injury from the development, manufacture, use, sale or other disposition of any product or service offered by CuraGen or its licensees or collaborators. In the event of any claim against the Bayer Indemnified Parties by, any Third Party, Bayer shall promptly notify CuraGen in writing of the claim and CuraGen shall manage and control, at its sole expense, the defense of the claim and its settlement. The Bayer Indemnified Parties shall cooperate with CuraGen and may, at their option and expense, be represented in any such action or proceeding. CuraGen shall not be liable for any litigation costs or expenses incurred, by the Bayer Indemnified Parties without CuraGen's prior written authorization. In addition, CuraGen shall not be responsible for the indemnification of any Bayer Indemnified Party arising from any negligent or intentional acts by such party, or as the result of any settlement or compromise by the Bayer Indemnified Parties without CuraGen's prior written consent.

     Section 11.2  Section 365(n) of the Bankruptcy Code.
                   -------------------------------------

All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be, deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its or their possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

     Section 11.3  Governing Law.
                   -------------

This Agreement shall be construed and the respective rights of the Parties hereto determined according to the substantive laws of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary and without giving effect to the United Nations Convention on Contracts for the International Sale of Goods, the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention") and the Protocol amending the 1974 Convention, done at Vienna April 11, 1980, except matters of intellectual property law which shall be determined in accordance with the national intellectual property laws relevant to the intellectual property in question.

     Section 11.4  Assignment.
                   ----------

Neither CuraGen nor Bayer may assign this Agreement in whole or in part without the consent of the other, except if such assignment occurs in connection with the sale or transfer of all or substantially all of the business and assets of CuraGen, on the one hand, or Bayer, on the other, to which the subject matter of this Agreement pertains. Notwithstanding the foregoing, any Party may assign its rights (but not its obligations) pursuant to this Agreement in whole or in part to an Affiliate of such Party.

     Section 11.5  Amendments.
                   ----------

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes an previous arrangements with respect to the subject matter hereof, whether written or oral. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

     Section 11.6  Notices.
              -------
     Notices to CuraGen shall be addressed to:

          CuraGen Corporation
          555 Long Wharf Drive, 11th floor
          New Haven, Connecticut  06511
          Attention: Executive Vice President, Business Development Facsimile No.: (203) 401-3333

     with a copy to:

          Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          One Financial Center
          Boston, Massachusetts 02111
          Attention:  Jeffrey M. Wiesen, Esq.
          Facsimile No.:  (617) 542-2241




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     Notices to Bayer shall be addressed to:

          Bayer Corporation
          400 Morgan Lane
          West Haven, Connecticut  06516-4175
          Attention:  Legal Department
          Facsimile No.:  (203) 812-2795

     with a copy to:

          Wilmer, Cutler & Pickering
          2445 M Street, NW
          Washington, DC 20037
          Attention:  Richard Cass, Esq.
          Facsimile No.:  (202) 663-6363

     Any Party may change its address by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by facsimile transmission, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

     Section 11.7  Exports.
                   -------

The Parties acknowledge that the export of technical data, materials or products is subject to the exporting Party receiving any necessary export licenses and that the Parties cannot be responsible for any delays attributable to export controls that are beyond the reasonable control of either Party. Bayer and CuraGen agree not to export or reexport, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any governmental regulations that may be applicable. Bayer and CuraGen agree to obtain similar covenants from their Affiliates, Sublicensees and contractors with respect to the subject matter of this Section 11.7.

     Section 11.8  Force Majeure.
                   -------------

No failure or omission by the Parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

     Section 11.9  Public Announcements.
                   --------------------

Any announcements or similar publicity with respect to the execution of this Agreement shall be agreed upon between the Parties in advance of such announcement. Each Party understands that this Agreement is likely to be of significant interest to investors, analysts and others, and that either Party therefore may make such public announcements with respect thereto. The Parties agree that any such announcement will not contain confidential business or technical information and, if disclosure of confidential business or technical information is required by law or regulation, will make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group. Each Party agrees to provide to the other Party with a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other with an advance copy of any press release at least five (5) business days prior to the scheduled disclosure. Each Party shall have the right to expeditiously review and recommend changes to any announcement regarding this Agreement or the subject matter of this Agreement; provided, however that such right of review and recommendation shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed. Except as otherwise required by law, the Party whose press release has been reviewed shall remove any information the reviewing Party reasonably deems to be inappropriate for disclosure.

     Section 11.10  Independent Contractors.
                    -----------------------

It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either CuraGen or Bayer to act as agent for the other. Notwithstanding Section 8.4, nothing in this Agreement shall be deemed to constitute a partnership or joint venture between the Parties. The Program Directors and members of Metabolic Program Project Teams shall remain employees of Bayer or CuraGen, as the case may be.

     Section 11.11  No Strict Construction.
                    ----------------------

This Agreement has been prepared jointly and shall not be strictly construed against either Party.

     Section 11.12  Headings.
                    --------

The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have so effect on the meaning of the provisions hereof.



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     Section 11.13  No Implied Waivers; Rights Cumulative.
                    ----------------------------------------

No failure on the part of CuraGen or Bayer to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

     Section 11.14  Severability.
                    ------------

If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, CuraGen and Bayer hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

     Section 11.15  Execution in Counterparts.
                    -------------------------

This Agreement may be executed in, counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     Section 11.16  HSR Filing.
                    ----------

As soon as practicable after the Execution Date, each of Bayer and CuraGen shall promptly file any Notification and Report Forms and related materials that either such Party may be required to file with the FTC and the DOJ under the HSR Act, shall use its best efforts to obtain an early termination of the applicable waiting period, and shall promptly make any further filings or information submissions pursuant thereto, or responses to requests to additional information thereunder, that may be necessary, proper or advisable.



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.

     IN WITNESS WHEREOF, the Parties hereto have caused this Metabolic Disorder Collaboration Agreement to be executed by their respective officers as of the Execution Date.


BAYER CORPORATION


By:  /s/ John Amatruda
     -----------------
     Name:  John Amatruda
     Title:  Vice President, Research


CURAGEN CORPORATION


By:  /s/ Chris McLeod
     ----------------
     Name:  Chris McLeod
     Title:  Executive Vice President






Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential Investment under Rule 406 of the Securities Act.